                                                                   Exhibit 10.10


--------------------------------------------------------------------------------





                                CREDIT AGREEMENT

                              (Dated: May 2, 2003)

                                    BETWEEN:

                              --------------------

                               TELVENT CANADA LTD.

                                      -AND-

        LASALLE BUSINESS CREDIT, A DIVISION OF ABN AMRO BANK N.V., CANADA
                                     BRANCH

                              --------------------



                                BAKER & MCKENZIE
                                   SUITE 2600
                              255 - 5TH AVENUE S.W.
                                CALGARY, ALBERTA
                                     T2P 3G6





------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                    ARTICLE 1

INTERPRETATION.............................................................    1
      SECTION 1.1   DEFINITIONS............................................    1
      SECTION 1.2   MEANING OF "CONTROL"...................................   24
      SECTION 1.3   PER ANNUM CALCULATIONS.................................   24
      SECTION 1.4   CURRENCY...............................................   24
      SECTION 1.5   INTEREST ACT (CANADA)..................................   25
      SECTION 1.6   APPLICATION OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES   25
      SECTION 1.7   COMPUTATION OF TIME PERIODS............................   25
      SECTION 1.8   SCHEDULES..............................................   25


                                    ARTICLE 2

THE CREDIT FACILITY........................................................   26
      SECTION 2.1   THE CREDIT FACILITY....................................   26
      SECTION 2.2   MANNER OF BORROWING....................................   26
      SECTION 2.3   PURPOSE................................................   26
      SECTION 2.4   AVAILABILITY OF FACILITY A ADVANCES....................   26
      SECTION 2.5   AVAILABILITY OF FACILITY B ADVANCES....................   26
      SECTION 2.6   DRAWDOWN AND CONVERSION RESTRICTIONS...................   27
      SECTION 2.7   NOTICE PERIODS FOR DRAWDOWNS, CONVERSIONS AND
                    ROLLOVERS..............................................   27
      SECTION 2.8 BANK'S OBLIGATIONS WITH RESPECT TO CANADIAN PRIME RATE LOANS, BANKER'S ACCEPTANCES, U.S. BASE RATE LOANS AND
                    LIBOR LOANS............................................   27
      SECTION 2.9   IRREVOCABILITY.........................................   27
      SECTION 2.10  CANCELLATION OR REDUCTION OF CREDIT FACILITY...........   27
      SECTION 2.11  NATURE OF CREDIT FACILITY..............................   28

                                    ARTICLE 3

SECURITY    ...............................................................   28
      SECTION 3.1   GRANT OF SECURITY......................................   28
      SECTION 3.2   INITIAL GUARANTEE SUBSIDIARY...........................   28
      SECTION 3.3   GUARANTEES.............................................   28
      SECTION 3.4   UNDERTAKING TO GRANT ADDITIONAL SECURITY...............   28

                                    ARTICLE 4

CONDITIONS PRECEDENT TO DRAWDOWNS..........................................   29
      SECTION 4.1   CONDITIONS FOR FIRST DRAWDOWN..........................   29
            4.1.1   Drawdown Notice........................................   29
            4.1.2   Borrower's Constituent Documents.......................   29
            4.1.3   Guarantee Subsidiary Constituent Documents.............   29
            4.1.4   Borrowing Base Certificate.............................   29
            4.1.5   Borrower's January 31, 2003 Unaudited Balance Sheet....   29
            4.1.6   Borrower's March 31, 2003 Unaudited Financial
                    Statements.............................................   29
            4.1.7   Borrower's Officer's Certificate.......................   29
            4.1.8   Guarantee Subsidiaries' Officer's Certificate..........   29
            4.1.9   Copy of Purchase Agreement.............................   29
            4.1.10  Field Audit............................................   29
            4.1.11  No Change of Ownership or Event of Default.............   29
            4.1.12  Borrower's Counsel's Opinion...........................   30
            4.1.13  No Litigation..........................................   30
            4.1.14  Cash Management Arrangements...........................   30

            4.1.15  Payment of Fees........................................   30
      SECTION 4.2   SUBSEQUENT DRAWDOWNS...................................   30
            4.2.1   Subsequent Drawdown Notices............................   30
            4.2.2   Subsequent Borrower's Representations Certificate......   30
            4.2.3   Subsequent Guarantee Subsidiaries' Representations
                    Certificate............................................   30
            4.2.4   No Subsequent Change of Ownership or Change of
                    Ownership..............................................   30
            4.2.5   Amended Constituent Documents..........................   30
      SECTION 4.3   WAIVER.................................................   31

                                    ARTICLE 5

EVIDENCE OF DRAWDOWNS......................................................   31
      SECTION 5.1   ACCOUNT OF RECORD......................................   31

                                    ARTICLE 6

PAYMENTS OF INTEREST AND FEES..............................................   31
      SECTION 6.1   INTEREST ON CANADIAN PRIME RATE LOANS..................   31
      SECTION 6.2   INTEREST ON U.S. BASE RATE LOANS.......................   31
      SECTION 6.3   INTEREST ON LIBOR LOANS................................   32
      SECTION 6.4   NO DEDUCTION ETC.......................................   32
      SECTION 6.5   UNUSED LINE FEES AND OTHER FEES........................   32
      SECTION 6.6   LIMIT ON RATE OF INTEREST..............................   33

                                    ARTICLE 7

ROLLOVERS  ................................................................   33
      SECTION 7.1   SELECTION OF INTEREST PERIODS..........................   33
      SECTION 7.2   PARTIAL ROLLOVERS......................................   33

                                    ARTICLE 8

BANKERS' ACCEPTANCES.......................................................   33
      SECTION 8.1   BANKERS' ACCEPTANCES...................................   33
      SECTION 8.2   FEES...................................................   33
      SECTION 8.3   GENERAL PROVISIONS.....................................   34
      SECTION 8.4   DRAWDOWNS..............................................   35
      SECTION 8.5   ROLLOVERS..............................................   35
      SECTION 8.6   CONVERSIONS............................................   35
      SECTION 8.7   ALTERNATIVE BORROWINGS.................................   36

                                    ARTICLE 9

LETTER OF CREDIT FACILITY..................................................   36
      SECTION 9.1   OBLIGATION TO ISSUE LETTERS OF CREDIT..................   36
      SECTION 9.2   TYPES AND AMOUNTS......................................   37
      SECTION 9.3   CONDITIONS.............................................   37
      SECTION 9.4   LETTER OF CREDIT FEES..................................   37
      SECTION 9.5   SPECIFIC AMENDMENTS TO THE MASTER LETTER OF
                    CREDIT AGREEMENT.......................................   38
            9.5.1   Bank...................................................   38
            9.5.2   Section 1 - Certain Definitions........................   38
            9.5.3   Subsection 2.4 - Representations and Warranties........   38
            9.5.4   Section 7-Making of Payments...........................   38
            9.5.5   Section 9 - Events of Default..........................   39
            9.5.6   Section 10 - Security..................................   39
            9.5.7   Subsection 11.5 - Governing Law........................   39
            9.5.8   Subsection 11.14-Jurisdiction..........................   39
      SECTION 9.6   PARAMOUNCY.............................................   39

                                   ARTICLE 10

CONVERSION OPTIONS.........................................................   39
      SECTION 10.1  CONVERSION OPTIONS.....................................   39

                                   ARTICLE 11

REPAYMENT   ...............................................................   40
      SECTION 11.1  REPAYMENT OF EXCESS OVER CREDIT FACILITY OR BORROWING
                    BASE...................................................   40
      SECTION 11.2  OPTIONAL REPAYMENT OF PRINCIPAL........................   40
      SECTION 11.3  MANDATORY REPAYMENTS OF PRINCIPAL - FACILITY A.........   41
      SECTION 11.4  MANDATORY REPAYMENTS OF PRINCIPAL - FACILITY B.........   41

                                   ARTICLE 12

PLACE AND APPLICATION OF PAYMENTS..........................................   41
      SECTION 12.1  PLACE OF PAYMENT OF PRINCIPAL, INTEREST AND FEES.......   41
      SECTION 12.2  FUNDS...................................................  41
      SECTION 12.3  APPLICATION OF PAYMENTS................................   42

                                   ARTICLE 13

REPRESENTATIONS AND WARRANTIES.............................................   42
      SECTION 13.1  REPRESENTATIONS AND WARRANTIES.........................   42
            13.1.1  Corporate Status.......................................   42
            13.1.2  Corporate Authority....................................   42
            13.1.3  Guarantee Subsidiary Corporate Status..................   42
            13.1.4  Guarantee Subsidiary Corporate Authority...............   43
            13.1.5  Valid Authorization....................................   43
            13.1.6  Validity of Documents and Enforceability...............   43
            13.1.7  Approvals..............................................   43
            13.1.8  Tax Examinations.......................................   44
            13.1.9  Tax Returns............................................   44
            13.1.10 Taxes Paid.............................................   44
            13.1.11 Titles and Liens.......................................   44
            13.1.12 Security Documents.....................................   45
            13.1.13 Purchase Agreement.....................................   45
            13.1.14 Non-Default............................................   45
            13.1.15 Financial Condition....................................   45
            13.1.16 Borrower's Interim Financial Statements................   45
            13.1.17 Pro Forma Financial Statements.........................   45
            13.1.18 Securities Activities..................................   46
            13.1.19 Absence of Litigation..................................   46
            13.1.20 Loss Contingencies.....................................   46
            13.1.21 No Undisclosed Liabilities.............................   46
            13.1.22 Solvency...............................................   47
            13.1.23 Capital Structure......................................   47
            13.1.24 Employee Commitments...................................   47
            13.1.25 Collective Agreements..................................   47
            13.1.26 Guarantees.............................................   47
            13.1.27 Intellectual Property..................................   47
            13.1.28 Insurance..............................................   51
            13.1.29 Environmental Compliance...............................   51
      SECTION 13.2  NATURE OF REPRESENTATIONS AND WARRANTIES...............   52

                                   ARTICLE 14

COVENANTS  ................................................................   53
      SECTION 14.1  AFFIRMATIVE COVENANTS OF THE BORROWER..................   53
            14.1.1  Punctual Payment.......................................   53

            14.1.2  Conduct of Business....................................   53
            14.1.3  Compliance with Laws...................................   53
            14.1.4  Operation in Accordance with Environmental Legislation.   53
            14.1.5  Environmental Authorizations...........................   53
            14.1.6  Financial Statements and Other Information.............   53
            14.1.7  No Default Certificate.................................   55
            14.1.8  Compliance with Agreements.............................   56
            14.1.9  Taxes..................................................   56
            14.1.10 Insurance..............................................   56
            14.1.11 Use of Proceeds........................................   56
            14.1.12 Maintain Business, Assets and Undertaking..............   57
            14.1.13 Rights of Inspection...................................   57
            14.1.14 Notice of Major Change in Ownership or Material Default   57
            14.1.15 Discharge Existing Security............................   57
            14.1.16 Registration of Security...............................   57
            14.1.17 Further Assurances.....................................   57
      SECTION 14.2  FINANCIAL RATIOS AND COVENANTS.........................   58
      SECTION 14.3  DETERMINATION AND REPORTING OF BORROWING BASE..........   58
      SECTION 14.4  NEGATIVE COVENANTS OF THE BORROWER.....................   58
            14.4.1  Nature of Business.....................................   58
            14.4.2  Negative Pledge.........................................  58
            14.4.3  Sale of Assets.........................................   58
            14.4.4  Dividends..............................................   59
            14.4.5  Distributions of Collateral............................   59
            14.4.6  Distributions of Cash..................................   59
            14.4.7  No Modification to Material Agreement..................   59
            14.4.8  Expenditures...........................................   59
            14.4.9  No Dissolution.........................................   59
            14.4.10 Indebtedness...........................................   59
            14.4.11 Intercompany Loans.....................................   60
            14.4.12 Investments............................................   60
      SECTION 14.5  SUCCESSOR CORPORATION..................................   61

                                   ARTICLE 15

EVENTS OF DEFAULT AND ACCELERATION.........................................   61
      SECTION 15.1  EVENTS OF DEFAULT......................................   61
      SECTION 15.2  ACCELERATION...........................................   64
      SECTION 15.3  DEFAULT INTEREST.......................................   64
      SECTION 15.4  REMEDIES CUMULATIVE AND WAIVERS........................   65
      SECTION 15.5  TERMINATION OF BANK'S OBLIGATIONS......................   65

                                   ARTICLE 16

CHANGE OF CIRCUMSTANCES....................................................   65
      SECTION 16.1  MARKET DISRUPTION......................................   65
      SECTION 16.2  CHANGE IN LAW..........................................   66
      SECTION 16.3  REPAYMENT OF AFFECTED LOAN.............................   66
      SECTION 16.4  ILLEGALITY.............................................   67

                                   ARTICLE 17

COSTS, EXPENSES AND INDEMNIFICATION........................................   67
      SECTION 17.1  COSTS AND EXPENSES.....................................   67
      SECTION 17.2  INDEMNIFICATION BY THE BORROWER........................   68
      SECTION 17.3  INTEREST ON UNPAID COSTS AND EXPENSES..................   69

                                   ARTICLE 18

GENERAL ...................................................................69
      SECTION 18.1  EXCHANGE AND CONFIDENTIALITY OF INFORMATION............   69
      SECTION 18.2  NOTICE.................................................   69
      SECTION 18.3  GOVERNING LAW..........................................   70
      SECTION 18.4  CONSENT TO JURISDICTION................................   71
      SECTION 18.5  JUDGMENT CURRENCY......................................   71
      SECTION 18.6  BENEFIT OF THE AGREEMENT...............................   72
      SECTION 18.7  ASSIGNMENT AND NOVATION................................   72
      SECTION 18.8  SEVERABILITY...........................................   72
      SECTION 18.9  WHOLE AGREEMENT........................................   72
      SECTION 18.10 AMENDMENTS AND WAIVERS.................................   72
      SECTION 18.11 FURTHER ASSURANCES.....................................   72
      SECTION 18.12 BINDING EFFECT.........................................   73
      SECTION 18.13 TIME OF THE ESSENCE....................................   73
      SECTION 18.14 COUNTERPARTS...........................................   73

                                CREDIT AGREEMENT

            THIS AGREEMENT MADE as of May 2, 2003.

BETWEEN:

            TELVENT CANADA LTD., a Corporation, incorporated under the Laws of Canada, and having an office in the City of Calgary in the Province of Alberta (herein referred to as the "BORROWER")

                                                               OF THE FIRST PART

                                     - and -

            LASALLE BUSINESS CREDIT, A DIVISION OF ABN AMRO BANK N.V., CANADA BRANCH, a Canadian Branch of a Foreign Bank, under the Bank Act (Canada), and having an office in the City of Toronto in the Province of Ontario (herein referred to as the "BANK")

                                                              OF THE SECOND PART

            WHEREAS the Borrower has requested the Credit Facility to partially finance the acquisition cost of the stock of the Borrower by way of distributions or loans from the Borrower, to Telvent, in an amount up to U.S. $ 28,000,000, or the Equivalent Amount in Canadian Dollars. Borrowings under Facility A will be used for working capital and general corporate purposes and borrowings under Facility B will be used to finance the Deferred Payment amount under the Purchase Agreement and for working capital and general corporate purposes and the Bank has agreed to provide the Credit Facility to the Borrower on the terms and conditions herein set forth; and

            NOW THEREFORE, in consideration of the terms, covenants, conditions and provisions hereof, given or made by each party hereto, to or in favor of all or any of the other parties hereto, and other good and valuable consideration (receipt and sufficiency whereof is hereby acknowledged by each party receiving the same) the parties hereto mutually covenant and agree as follows.

                                    ARTICLE 1
                                 INTERPRETATION

            SECTION 1.1 DEFINITIONS

            In this Agreement, unless something in the subject matter or context is inconsistent therewith:

"ACCOUNT DEBTOR" means the account debtor or obligor with respect to any of the Eligible Receivables and/or the prospective purchaser with respect to any contract right, and/or any Person who enters into or proposes to enter into any contract or other arrangement with the Borrower or any of the Borrower's Subsidiaries.

"ADDITIONAL COMPENSATION" has the meaning set out in Section 16.2.

"ADVANCE" means an advance of funds made by the Bank to the Borrower pursuant to the provisions hereof.

"AFFILIATE" of a Person shall mean any Person directly or indirectly controlling, controlled by or under common control with such Person and, for the purpose of this definition, a Person possessing, directly or indirectly, the right to direct, or cause the direction of, the management and policies of another Person by contract, through the ownership of voting securities or otherwise, is deemed to control such other Person.

"AGREEMENT" means this agreement and all amendments made hereto in accordance with the provisions hereof.

"ALTERNATE LOAN" means a loan referred to in Section 8.7.

"APPLICABLE L/C FEE PERCENTAGE" means the factor for determining the fee to be charged by the Bank to the Borrower, calculated:

      (a) in the case of a standby Letter of Credit, a rate per annum equal to the following percentages:

                                                                    APPLICABLE L/C FEE
                                                                        PERCENTAGE
                    WHERE TOTAL NET DEBT/EBITDA IS              (EXPRESSED AS A PERCENTAGE)
            greater than or equal to 2.00                                  3.25
            greater than or equal to 1.50 and less than 2.00               3.00
            greater than or equal to 1.00 and less than 1.50               2.50
            greater than or equal to 0.50 and less than 1.00               2.00
            less than 0.50                                                 1.50

and

      (b) in the case of any other Letter of Credit, 0.25 percent of the face amount of the Letter of Credit at the time of issuance by the Bank.

"ASSOCIATE," when used to indicate a relationship of one Person with another Person, means:

      (a) a Person (the "FIRST PERSON") of which the other Person (the "SECOND PERSON") beneficially owns or controls, directly or indirectly, voting securities entitling the

            Second Person to more than 10% of the voting rights attached to outstanding securities of the First Person; or

      (b)   any partner of a partnership; or

      (c) any trust or estate in which a Person has a substantial beneficial interest or in respect of which a Person serves as trustee or in a similar capacity; or

      (d)   in the case of a Person who is an individual:

            (i)   that person's spouse or child, or

            (ii) any relative of that person or of his spouse who has the same residence as that person.

"BANKERS' ACCEPTANCE" means a draft in Canadian Dollars drawn by the Borrower, accepted by the Bank and issued for value pursuant to this Agreement.

"BANKERS' ACCEPTANCE FEE" means a rate per annum equal to the face amount of the Bankers' Acceptance multiplied by the applicable B.A. Margin as determined below:

                                                                    APPLICABLE B.A. MARGIN
                     WHERE TOTAL NET DEBT/EBITDA IS               (EXPRESSED AS A PERCENTAGE)

                                                                  FACILITY A       FACILITY B
            greater than or equal to 2.00                            3.25             3.75
            greater than or equal to 1.50 and less than 2.00         3.00             3.50
            greater than or equal to 1.00 and less than 1.50         2.50             3.00
            greater than or equal to 0.50 and less than 1.00         2.00             2.50
            less than 0.50                                           1.50             2.00

"BANK" means LaSalle Business Credit, a division of ABN AMRO Bank N.Y., Canada Branch.

"BANKING DAY" means in respect of a Loan, other than a Libor Loan, a day on which banks are open for business in Calgary, Alberta, Toronto, Ontario and Chicago, Illinois and, in respect of a Libor Loan means a day on which banks are open in the foregoing cities, New York, New York, and London, England and for all other purposes shall mean a day on which banks are open in Chicago, Illinois, but does not in any event include a Saturday or a Sunday.

"BASE RATE MARGIN" means an additional amount to be added to the Canadian Prime Rate or the U.S. Base Rate, as the case may be, for the purposes of calculating the amount of interest to be paid by the Borrower hereunder, such amount to be determined as follows:

                                                                     APPLICABLE
                                                 APPLICABLE BASE   CANADIAN PRIME
                                                   RATE MARGIN       RATE MARGIN
                                                 (EXPRESSED AS A   (EXPRESSED AS A
        WHERE TOTAL NET DEBT/EBITDA IS             PERCENTAGE):      PERCENTAGE):
greater than or equal to 2.00                          0.50             2.00
greater than or equal to 1.50 and less than 2.00       0.25             1.75
greater than or equal to 1.00 and less than 1.50       0.25             1.75
greater than or equal to 0.50 and less than 1.00       0.00             1.50
less than 0.50                                         0.00             1.50

"BORROWER" means Telvent Canada Ltd.

"BORROWED FUNDS" means with respect to the Borrower and its Subsidiaries, without duplication, Indebtedness consisting of:

      (a) obligations for borrowed money, including, without limitation, subordinated indebtedness,

      (b) obligations representing the deferred purchase price of property or services rendered, including, without limitation earn-outs and other similar forms of contingent purchase prices (but excluding accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade),

      (c) obligations, whether or not assumed, secured by Liens or payable out of the revenues from property or assets now or hereafter owned or acquired by such Person,

      (d) obligations which are evidenced by notes, acceptances, other instruments or drafts drawn pursuant to a corresponding letter of credit or letter of guarantee, and

      (e)   Capitalized Lease Obligations.

"BORROWER'S FINANCIAL STATEMENTS" means the financial statements that the Borrower is required to deliver to the Bank pursuant to Section 14.1.6.

"BORROWER'S 2002 FINANCIAL STATEMENTS" means the Borrower's unaudited consolidated financial statements as at November 30, 2002 as reviewed by the Borrower's auditor and Notes thereto.

"BORROWER'S JANUARY 31, 2003 AUDITED BALANCE SHEET" means the Borrower's audited Balance Sheet as at January 31, 2003 and Notes thereto and the Guarantee Subsidiary's audited Balance Sheet as at January 31, 2003 and Notes thereto.

"BORROWER'S JANUARY 31, 2003 UNAUDITED BALANCE SHEET" means the Borrower's unaudited Balance Sheet as at January 31, 2003 and Notes thereto and the Guarantee Subsidiary's unaudited Balance Sheet as at January 31, 2003 and Notes thereto.

"BORROWER'S MARCH 31, 2003 UNAUDITED FINANCIAL STATEMENTS" means the Borrower's unaudited consolidated financial statements as at March 31, 2003, as prepared by the Borrower, and Notes thereto. "BORROWER'S PROPERTY" means all lands and properties owned or occupied by the Borrower or any of its Subsidiaries.

"BORROWING BASE" means the maximum amount in U.S. Dollars, or the Equivalent Amount in Canadian Dollars that the Borrower is permitted to draw down under the Credit Facility, being the sum of:

      (a)   85% of:

            (i)   Domestic Receivables, and

            (ii) Foreign Receivables which are secured for payment by a letter of credit:

                  (A)   confirmed by a bank which is acceptable to the Bank, or

                  (B) issued by a bank which is acceptable to the Bank if the letter of credit is not confirmed; and

      (b) 75% of other Foreign Receivables, to a maximum amount available under this clause of U.S. $1,000,000, or the Equivalent Amount in Canadian Dollars; and

      (c)   40% of Eligible Inventory.

"BORROWING BASE CERTIFICATE" means an Officer's Certificate containing a detailed calculation substantially in the form of Schedule Q hereto, of the Borrowing Base.

"CANADIAN DOLLARS" and "CDN. $" mean the lawful money of Canada.

"CANADIAN PRIME RATE" means the prime lending rate of the Bank, such rate being a variable per annum reference rate of interest, as announced and adjusted by the Bank from time to time, for Canadian Dollar loans made by the Bank in Canada.

"CANADIAN PRIME RATE LOAN" means an Advance in, or Conversion into, Canadian Dollars made by the Bank to the Borrower on which the Borrower has specified that interest is to be calculated by reference to the Canadian Prime Rate.

"CAPITAL EXPENDITURES" means capital expenditures as that expression is defined by GAAP.

"CAPITALIZED LEASE" means, with respect to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Persons prepared in accordance with GAAP.

"CAPITALIZED LEASE OBLIGATIONS" means with respect to any Person, the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

"CAPITAL STOCK" means:

      (a) in the case of a corporation, shares in the capital of the corporation,

      (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of share capital,

      (c) in the case of a partnership, partnership interests (whether general or limited), and

      (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

"CASH EQUIVALENTS" means:

      (a) marketable direct obligations issued or unconditionally guaranteed by the United States government, or the Government of Canada and backed by the full faith and credit of the United States government, or the Government of Canada;

      (b) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, the laws of Canada or any province thereof, any foreign bank, or its branches or agencies, the long-term indebtedness of which institution at the time of acquisition is rated A- (or better) by S&P or A3 (or better) by Moody's, and which certificates of deposit and time deposits, in currencies other than U.S. Dollars, are fully protected against currency fluctuations for any such deposits with a term of more than ninety (90) days;

      (c) shares of money market, mutual or similar funds having assets in excess of U.S. $100,000,000, or the Equivalent Amount in Canadian Dollars and the investments of which are limited to (i) investment grade securities (i.e., securities rated at least Baa by Moody's or at least BBB by S&P) and (ii) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by S&P or P-l (or better) by Moody's (all such institutions being, "QUALIFIED INSTITUTIONS"); and

      (d) commercial paper of Qualified Institutions; provided that the maturities of such Cash Equivalents shall not exceed three hundred sixty-five (365) days from the date of acquisition thereof.

"CHICAGO TIME" means local time in Chicago, Illinois on the date on which a determination is made or an event is to occur.

"CLOSING DATE" means the date on which all conditions precedent to the initial Advance hereunder have been satisfied or waived and at which time the initial Advance has been made.

"COLLATERAL" means any and all property, assets and undertakings of the Borrower, and each Subsidiary, as the case may be, securing the Obligations as more particularly described in the Security Documents.

"COMPUTATION PERIOD" means:

      (a) in respect of the Total Net Debt to EBITDA ratio in subsection 14.2.1, the annualized amounts based on results for the periods between the Closing Date and:

            (i)   June 30, 2003,

            (ii)  September 30, 2003,

            (iii) December 31, 2003,

            (iv)  March 31, 2004, and

            thereafter a period of four consecutive Quarters, ending on the last day of the last Quarter for which the determination is being made.

      (b) in respect of the Fixed Charge Ratio pursuant to subsection 14.2.2, the periods from Closing Date until:

            (i)   June 30, 2003,

            (ii)  September 30, 2003,

            (iii) December 31, 2003,

            (iv)  March 31, 2004, and

            thereafter a period of four consecutive Quarters, ending on the last day of the last Quarter for which the determination is being made.

"CONSTITUENT DOCUMENTS" means as applied to any Person, the certificate of incorporation, articles of incorporation or certificate of formation, by-laws or operating agreement and any other applicable organizational document of such Person.

"CONTROL" has the meaning set out in Section 1.2.

"CONVERSION" means a conversion of a Loan pursuant to Section 10.1.

"CONVERSION DATE" means the date specified by the Borrower as being the date on which the Borrower has elected to convert one type of Loan into another type of Loan and which shall be a Banking Day.

"CONVERSION NOTICE" means a notice substantially in the form annexed hereto as Schedule B.

"CREDIT FACILITY" means the credit facility consisting of Facility A and Facility B.

"DISCOUNT PROCEEDS" means the net cash proceeds from the sale of the Bankers' Acceptance pursuant to Article 8.

"DOCUMENTS" means this Agreement and all certificates and other documents delivered or to be delivered to the Bank pursuant hereto or thereto and, when used in relation to any Person, the term "DOCUMENTS" shall mean and refer to the documents executed and delivered by such Person.

"DOMESTIC RECEIVABLE" means an Eligible Receivable of the Borrower or any Subsidiary, payable by an Account Debtor resident in Canada or the United States.

"DRAWDOWN" means an Advance of a Canadian Prime Rate Loan, a U.S. Base Rate Loan, a Libor Loan or the issuance of Bankers' Acceptances, as the case may be.

"DRAWDOWN DATE" means the date on which a Drawdown is made by the Borrower pursuant to the provisions hereof and which shall be a Banking Day.

"DRAWDOWN NOTICE" means a notice substantially in the form annexed hereto as Schedule A.

"EBITDA" means, for any period, on a consolidated basis for the Borrower and its Subsidiaries, the sum of the amounts for such period, without duplication, calculated in each case in accordance with GAAP, of:

      (i)   Net Income, plus

      (ii) Interest Expense to the extent deducted in computing Net Income, plus

      (iii) charges against income for foreign, federal, provincial, state and local cash taxes to the extent deducted in computing Net Income, plus

      (iv) depreciation expense to the extent deducted in computing Net Income, plus

      (v) amortization expense, including, without limitation, amortization of goodwill and other intangible assets to the extent deducted in computing Net Income, less

      (vi)  gains on cash and non-cash items, plus

      (vii) non-cash losses.

"ELIGIBLE INVENTORY" means inventory of the Borrower located in Canada or the United States and which is raw materials or finished goods in good condition, merchantable, not deemed by the Bank to be slow moving or stale and free and clear of all Liens.

"ELIGIBLE RECEIVABLE" means a Receivable owed from any Person (including that Person's Affiliates and Associates) to the Borrower or any Subsidiary and which on the applicable Drawdown Date, Rollover Date or Conversion Date, as the case may be, is recorded on the books of account of the Borrower, Provided However, a Receivable shall not be an "ELIGIBLE RECEIVABLE" if the Bank, in its reasonable discretion determines that it is a Receivable:

      (a) with respect to which more than 90 days have elapsed since the date of the original invoice therefore;

      (b) of such Person in respect of whom more than 25% in the aggregate amount of all Receivables owed to the Borrower by such Person, are in excess of 90 days from the respective dates of original invoice;

      (c) with respect to which Receivable (or any other Receivable due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

      (d) with respect to which any one or more of the following events has occurred to the Account Debtor on such Receivable: (i) death or judicial declaration of incompetency of an Account Debtor who is an individual; (ii) the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of Canada or the United States, any state or territory thereof, or any foreign jurisdiction, nor or hereafter in effect; (iii) the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "CUSTODIAN", as defined in the U.S. Bankruptcy Code; (iv) the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of Canada or the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; (v) the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern; or (vi) such Account Debtor becomes unlikely to pay the Receivable due to financial inability, as determined by the Bank in the exercise of its good faith reasonable judgment;

      (e) owed by an Account Debtor which is an Affiliate or employee of the Borrower or any of its Subsidiaries;

      (f) if the Account Debtor thereon has disputed liability or made any claim with respect to any other Receivable due from such Account Debtor (including claims of setoff or recoupment); but in each such case only to the extent of such dispute or claim;

      (g) owed by the government of Canada or any Province thereof or the United States, any state or territory thereof, or any foreign jurisdiction, or by any state, political subdivision, department, agency or other instrumentality of any of the foregoing and as to which the Bank determines that its Lien therein is not perfected, but for greater certainty, this subsection does not include Receivables owed by any municipality or public corporation;

      (h) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

      (i) which arises out of a sale not made in the ordinary course of the applicable entity's business;

      (j) with respect to which the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Receivable have not been performed, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

      (k) which arises out of an enforceable contract or order which, by its terms, forbids, restricts or makes void or unenforceable the granting of a Lien by the Borrower to the Bank with respect to such Receivable; or

      (1) such other reasonable criteria of ineligibility, established by the Bank, as a result of information obtained in connection with any field audit of the Borrower.

If any Receivable at any time ceases to be an Eligible Receivable, then such Receivable shall promptly be excluded from the calculation of Eligible Receivables. Notwithstanding the foregoing, the Bank may elect, in its sole discretion, to treat an Receivable as an Eligible Receivable even though it meets one or more of the applicable criteria for ineligibility.

"ENVIRONMENTAL CONTAMINATION" means any discharge, abandonment, addition, deposit, dispersal, disposal, dumping, emitting, emptying, escape, leach, leak, migration, pouring, pumping, release or spill, (accidental or otherwise) of a hazardous material in violation of any environmental legislation originating on the Borrower's Property and capable of causing material injury to any Person or to the atmosphere, soil, surface or subsurface water, property, animal or plant life.

"ENVIRONMENTAL LEGISLATION" means any and all statutes, rules, regulations, ordinances, standards, orders, bylaws, decisions, permits, licences, authorizations or consents of any federal, provincial, state, municipal or regulatory authority in force from time to time which regulate the environment, occupational safety, health, product liability or transportation, or impose a penalty or civil liability on any Person responsible for environmental contamination and which are applicable to the Borrower's or its Subsidiaries business, assets or undertaking, and includes any prosecution, order, decision, notice, direction, report, recommendation or request issued, rendered or made by any governmental authority in connection with environmental legislation.

"EQUITY INTEREST" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock), but excluding any shares ownership, restricted shares, warrants, shares option, or shares appreciation rights plans, "phantom" shares plans, deferred compensation arrangements, employment agreements, non-competition agreements, subscription and shareholders agreements and other incentive and bonus plans and similar arrangements made in connection with the retention of directors, executives, officers or employees of the Borrower and its Subsidiaries, or obligations or payments under any such excluded item.

"EQUIVALENT AMOUNT" means, on any date, the equivalent amount in Canadian Dollars or United States Dollars, as the case may be, after giving effect to a conversion of a specified amount of Canadian Dollars to United States Dollars or of United States Dollars to Canadian Dollars, as the case may be, at the noon rate as quoted by the Bank of Canada or, if not so quoted, the simple average of the spot rates quoted for wholesale transactions by LaSalle Bank National Association, in Chicago, Illinois at approximately noon (Toronto time) on that date in accordance with their normal practice.

"EVENT OF DEFAULT" means any of the events described in Section 15.1.

"EXCESS CASH FLOW" means without duplication, an amount, for the Borrower and its consolidated Subsidiaries, equal to:

      (a)   EBITDA for such period, minus

      (b)   Cash Interest Expense for such period, minus

      (c) charges against income for foreign, federal, state and local taxes paid in cash for such period, minus

      (d) scheduled amortization of the principal portion of the Term Loans, prepayments of the Term Loans and scheduled amortization of the principal portion of all other Borrowed Funds of the Borrower and its Subsidiaries during such period; minus

      (e) permitted cash Capital Expenditures paid during such period, commencing with the fiscal year ending December 31, 2002, plus (minus)

      (f) reductions (additions) to Working Capital for such fiscal year exclusive of any change to Working Capital attributable to assets acquired in any acquisition permitted by the Bank, as determined by the Bank in its reasonable judgment,

"FACILITY" means Facility A or Facility B and "FACILITIES" means Facility A and Facility B.

"FACILITY A" means the secured revolving credit facility in the maximum aggregate principal amount not to exceed U.S. $8,000,000 or the Equivalent Amount in Canadian Dollars to be made available to the Borrower by the Bank in accordance with the provisions hereof, subject to any reduction in accordance with the provisions hereof.

"FACILITY B" means the secured non-revolving delayed draw term Canadian Dollar credit facility in the maximum aggregate principal amount not to exceed U.S. $5,500,000 or the Equivalent Amount in Canadian Dollars which is to be made available to the Borrower by the Bank, as determined on the Drawdown Date, in accordance with the provisions hereof, subject to any reduction in accordance with the provisions hereof.

"FIXED CHARGE COVERAGE RATIO" means with respect to any Computation Period, the ratio of:

      (a)   EBITDA, less

      (b)   unfinanced Capital Expenditures, divided by the sum of:

      (c)   amounts in respect of principal due on Borrowed Funds, plus

      (d)   all accrued but unpaid interest on Borrowed Funds, plus

      (e)   all cash dividends paid, plus

      (f)   all cash taxes paid.

"FOREIGN RECEIVABLE" means an Eligible Receivable of the Borrower, payable by an Account Debtor not resident in Canada or the United States.

"GAAP" means generally accepted accounting principles in Canada in respect of entities operating in Canada ("CANADIAN GAAP") and generally accepted accounting principles in the United States in respect of entities operating in the United States of America or its territories and possessions ("U.S. GAAP"), as the case may be, as in effect at the date hereof.

"GENERAL SECURITY AGREEMENT" means the general security agreement, in form and substance satisfactory to the Bank, to be entered into between the Borrower and the Bank, pursuant to which the Borrower will create and grant a security interest in all of the present and after acquired personal property of the Borrower, as those expressions are defined by the Personal Property Security Act (Alberta) and equivalent legislation in any other jurisdiction in which the Borrower carries on its business or in which it owns assets as security for its Obligations hereunder.

"GOVERNMENTAL AUTHORITY" means any nation or government, any federal, provincial, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

"GUARANTEE" means a guarantee of the Obligations, substantially in the form of Schedule G hereto.

"GUARANTEE COLLATERAL SECURITY AGREEMENT" means the general security agreement, in form and substance satisfactory to the Bank, to be entered into between the Guarantee Subsidiary and the Bank, pursuant to which the Guarantee Subsidiary will create and grant a security interest in all of the present and after acquired personal property of the Borrower, as those expressions are defined by the Uniform Commercial Code in any other jurisdiction in which the Guarantee Subsidiary carries on its business or in which it owns assets, as collateral security for the Guarantee.

"GUARANTEE SUBSIDIARY" means a Subsidiary, which has executed and delivered a Guarantee to the Bank and shall initially include Telvent U.S.

"GUARANTOR" means each Person which guarantees or otherwise acts as surety for the performance of the Obligations, including without limitation the Guarantee Subsidiary hereunder together with their respective successors and assigns.

"HAZARDOUS MATERIALS" means any substance, class of substances or mixture of substances that is entering or capable of entering the environment in a quantity or concentration or under conditions that may constitute an immediate or long-term adverse effect, or which may be hazardous, toxic, injurious, or dangerous to persons, property, air, land, water, flora, fauna or wildlife, and includes a substance or thing containing such a substance, including, without limiting the generality of the foregoing, any contaminants, pollutants, dangerous substances, liquid wastes, industrial wastes, hauled liquid wastes, toxic substances, hazardous wastes, hazardous materials or hazardous substances as defined in or pursuant to any environmental legislation pursuant thereto.

"INDEBTEDNESS" means, with respect to the Borrower and its Subsidiaries, indebtedness created, incurred, assumed or guaranteed by that Person which would, in accordance with GAAP, be classified upon a balance sheet (and the notes thereto) of that Person as liabilities (absolute or contingent), including for greater certainty all principal amounts and other amounts (other than interest) due hereunder; Provided However, that contingent liabilities under guarantees for borrowed money, to the extent of the lesser of the amount of the guarantee and the amount of the debt outstanding to which the guarantee relates, or for amounts that may be paid under a letter of credit issued for the account of that Person, and other contingent liabilities shall be included as Indebtedness only to the extent of any reserve or other amount that has been provided on the Borrower's Financial Statements in respect of the same.

"INTELLECTUAL PROPERTY" means:

      (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice) and all patent rights in same including patents and patent applications, together with all rights of priority and all reissuances, continuations, continuations-in-part, divisions, revisions, extensions and reexaminations thereof ("PATENTS");

      (b) all trademarks, service marks and other marks, trade dress, corporate names, business names, trade names, and other trade rights, all whether or not registrable or the subject of applications for registration(s), including all goodwill associated therewith and all applications, registrations and renewals in connection therewith ("TRADEMARKS");

      (c) all copyrights in the Works (defined below), and all applications, registrations, and renewals in connection therewith ("COPYRIGHTS");

      (d) all confidential information including as may relate to any of the following: improvements thereto, trade secrets and confidential business information, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals ("TRADE SECRETS");

      (e) all computer software programs, scripts, interfaces, program specifications, charts, procedures, source codes (including annotations), object codes, diagnostic and other routines and report layouts and formats, record file layouts, diagrams, functional specifications and narrative descriptions and flow charts ("SOFTWARE");

      (f) all domain names, uniform resource locators and other names and locators associated with the Internet;

      (g) all databases, database layouts and data collections including all rights therein ("DATABASES");

      (h) all works, including literary, artistic, musical, dramatic and audio visual works, performer's performances, sound recordings and broadcast signals, all whether or not registered or registrable (collectively, with Software and Databases, herein and hereinafter "WORKS");

      (i) all moral rights or the benefits of all waivers of moral rights, in the Works ("MORAL RIGHTS");

      (j)   all mask works and mask work rights;

      (k) all industrial designs, whether or not patentable or registrable, patented or registered or the subject of applications for registration or patent, including all design patents, design registrations, pending applications and rights to file applications, including all rights of priority and rights in continuation, continuations-in-part, divisions, re-examinations, and reissues ("DESIGN RIGHTS");

      (1) all integrated circuit topographies and integrated circuit topography products, whether or not registrable, registered or pending, including registrations, pending applications, and rights to file for any of same ("TOPOGRAPHY RIGHTS");

      (m) all other intellectual and industrial property including all rights to enforce rights in clauses 1.1.1(a) to 1.1.1(1) ("OTHER INTELLECTUAL PROPERTY RIGHTS").

"INTELLECTUAL PROPERTY ASSIGNMENTS" means those assignments of the Borrower's and its Subsidiaries' rights to certain Patents and Trade Marks, and the pledging of those assignments to the Bank as security for the Obligations of the Borrower hereunder.

"INTEREST EXPENSE" means, for any period, the total cash interest expense of the Borrower and its consolidated Subsidiaries, (including the interest component of Capitalized Leases, commitment and letter of credit fees and the discount or implied interest component (or other fees or charges in securitization transactions) of Off-Balance Sheet Liabilities), Bankers' Acceptance Stamping Fees and net payments (if any) pursuant to hedging arrangements relating to interest rate protection, all as determined in conformity with GAAP.

"INTEREST PAID" means, for any specified period, the aggregate of (i) net interest actually paid by the Borrower and its Subsidiaries on Borrowed Funds, whether capitalized or Expanses, included on the Borrower's Financial Statements; and (ii) dividends paid by the Borrower on its outstanding preferred shares included on the Borrower's Financial Statements.

"INTEREST PAYMENT DATE" means:

      (a) with respect to each Canadian Prime Rate Loan and each U.S. Base Rate Loan, on August 1, November 1, February 1 and May 1 in each year, commencing on August 1, 2003; and

      (b) with respect to each Libor Loan, the last day of each applicable Interest Period and, if any Interest Period is longer than three months the last Banking Day of each such three month period during such Interest Period.

"INTEREST PERIOD" means,

      (a) with respect to each Canadian Prime Rate Loan and each U.S. Base Rate Loan, the period commencing on the applicable Drawdown Date, Rollover Date or Conversion Date, as the case may be, and terminating on the date ultimately selected by the Borrower hereunder for the Conversion of such Loan into another type of Loan or the repayment of such Loan;

      (b) with respect to each Libor Loan, the period selected by the Borrower and being of 30 days, 60 days, 90 days or 180 days duration commencing on the Drawdown Date, Rollover Date or Conversion Date of such Loan; and

      (c) with respect to the Bankers' Acceptance, the period selected by the Borrower hereunder and being of 30 to 180 days duration commencing on the Drawdown Date, Rollover Date or Conversion Date of such Loan, or such other duration as is determined by the Bank;

            Provided That, the last day of each Interest Period shall be a Banking Day and if the last day of an Interest Period selected by the Borrower is not a Banking Day the Borrower shall be deemed to have selected an Interest Period the last day of which is the Banking Day next following the last day of the Interest Period otherwise selected; and Further Provided, an Interest Period may not extend beyond the maturity date of the Facility to which it relates.

"INTEREST RATE" means in respect of any Loan, the rate at which interest is calculated pursuant to the terms hereof, as the case may be.

"INVESTMENT" means, with respect to any Person (the "FIRST PERSON"):

      (a) any purchase or other acquisition by the First Person of any Indebtedness, Equity Interests or other securities, or of a beneficial interest in any Indebtedness, Equity Interests or other securities, issued by any other Person (the "SECOND PERSON"),

      (b) any purchase by the First Person of all or substantially all of the assets of a business (whether of a division, branch, unit operation, or otherwise) conducted by the Second Person, and

      (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by the First Person to the Second Person, including all Indebtedness owing to the First Person arising from a sale of property by the Second Person other than in the ordinary course of its business.

"JUDGMENT CONVERSION DATE" has the meaning set out in Section 18.5.

"JUDGMENT CURRENCY" has the meaning set out in Section 18.5.

"LIBOR LOAN" means an Advance in, or Conversion into, United States Dollars made by the Bank to the Borrower on which the Borrower has specified that interest is to be calculated by reference to the Libor Rate.

"LIBOR MARGIN" means an additional amount to be added to the Libor Rate for the purposes of calculating the amount of interest to be paid by the Borrower hereunder, such amount to be determined as follows:

                                                               APPLICABLE LIBOR RATE MARGIN
                      WHERE TOTAL NET DEBT/EBITDA IS            (EXPRESSED AS A PERCENTAGE)

                                                                 FACILITY A     FACILITY B
            greater than or equal to 2.00                            3.25          3.75
            greater than or equal to 1.50 and less than 2.00         3.00          3.50
            greater than or equal to 1.00 and less than 1.50         2.50          3.00
            greater than or equal to 0.50 and less than 1.00         2.00          2.50
            less than 0.50                                           1.50          2.00

"LIBOR RATE" means, for each Interest Period applicable to a Libor Loan, the rate of interest per annum, expressed on the basis of a 360 day year, at which United States Dollars are quoted by the Bank for one, two, three and six month U.S. Dollar deposits in the London interbank market at approximately 11:00 a.m. (London, England time) on the third Banking Day prior to the first day of such Interest Period, in an amount similar to such Libor Loan and for a period comparable to such Interest Period.

"L/C LIABILITIES" has the meaning given to the expression "LIABILITIES" in the Master Letter of Credit Agreement.

"L/C OBLIGATIONS" means without duplication, an amount equal to the sum of:

      (a) the aggregate of the amount then available for drawing under each of the issued and outstanding Letters of Credit,

      (b) the amount equal to the stated amount of all drafts drawn on the Bank pursuant to a corresponding Letter of Credit, which drafts have been accepted by the Bank,

      (c) the aggregate outstanding amount of all Reimbursement Obligations at such time, and

      (d) the aggregate amount equal to the stated amount of all Letters of Credit requested by the Borrower but not yet issued, unless the request for an unissued Letter of Credit has been denied.

"LETTER OF CREDIT" means a letter of credit to be issued by the Bank pursuant to
Section 9.1 hereof.

"LIEN" means any mortgage, pledge, hypothec, assignment, transfer, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing or any conditional sale or other title retention agreement), Capitalized Lease or any other type of preferential arrangement.

"LOAN" means a Canadian Prime Rate Loan, U.S. Base Rate Loan, Libor Loan or Bankers' Acceptance made to the Borrower.

"MAJOR CHANGE IN OWNERSHIP" means, except where approved by the Bank, any transaction or series of transactions whereby Control of the Borrower shall as a result be held by a Person or group of Persons, and their respective Affiliates and Associates, acting together, other than one or more of the Persons their respective and Affiliates and Associates, who are the shareholders of the Borrower at the date hereof.

"MASTER LETTER OF CREDIT AGREEMENT" means an agreement providing for the application for and issue of Letters of Credit, otherwise in accordance with the terms and conditions of this Agreement, by the Bank for the benefit of the Borrower on terms and conditions as set forth in Schedule E hereto.

"MATERIAL ADVERSE EFFECT" means a material adverse effect upon (i) the business, assets, condition (financial or otherwise), operations, performance, properties, results of operations or prospects of the Borrower, any Guarantor, or the Borrower and its Subsidiaries in each case taken as a whole, (ii) the ability of the Borrower, any Guarantor or the Borrower and its Subsidiaries to perform their respective obligations under this Agreement or the Security Documents,
(iii) the ability of the Bank to enforce the Obligations, (iv) the validity or enforceability of this Agreement, the Security Documents to which the Borrower or any Guarantor is a party, or the rights or remedies of the Bank hereunder and thereunder, (v) the value of a Substantial Portion of the Collateral, or (vi) the perfection or priority of the Bank's Liens with respect to a Substantial Portion of the Collateral.

"NET INCOME" means, for any period, an amount equal to the net earnings (or loss) after taxes of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

"OBLIGATIONS" means the obligations of the Borrower to repay the principal of, and to pay interest on, the Loans, all issued Bankers' Acceptances, all L/C Obligations and to pay all fees and other amounts from time to time due from the Borrower to the Bank hereunder.

"OFF-BALANCE SHEET LIABILITIES" means, with respect to any Person, (i) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to Receivables sold by such Person or any of its Subsidiaries, (ii) any liability of such Person or any of its Subsidiaries under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person (iii) any liability of such Person or any of its Subsidiaries under any financing lease or so-called "synthetic lease" or "tax ownership operating lease" transaction, or (iv) any obligations of such Person or any of its Subsidiaries arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries.

"OFFICER'S CERTIFICATE" means a certificate signed by any one of the President, a Vice-President, the Treasurer or the Controller of the Borrower, setting forth the information or affirmations required for the purposes thereof.

"PERMITTED ENCUMBRANCES" means in respect of any particular asset of either Borrower or any of its Subsidiaries, any of the following Liens, or restrictions as to sale or other disposition:

      (a) undetermined or inchoate Liens and charges incidental to construction, maintenance or operations which have not at the time been filed pursuant to law and any Liens and charges incidental to construction, maintenance or operation which, although filed, relate to obligations not overdue or to obligations the validity of which is being contested in good faith if the Borrower or the Subsidiary shall have made on its books provision reasonably deemed by it to be adequate therefor;

      (b) Liens for taxes and assessments for the then current year, Liens for taxes and assessments not at the time overdue, Liens securing workers' compensation assessments and Liens for specified taxes and assessments which are overdue but the validity of which is being contested at the time in good faith, if the Borrower or the Subsidiary shall have made on its books provision reasonably deemed by it to be adequate therefor;

      (c) liens for the excess of the amount of any taxes, rates, assessments or governmental charges or levies for which final assessments have not been received over and above the amount of such taxes, rates, assessments or governmental charges or levies as estimated by the Borrower or its Subsidiaries;

      (d) pledges or deposits to secure obligations under workers' compensation or similar legislation, including Liens or judgments thereunder which are not currently dischargeable;

      (e) liens created or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings diligently conducted;

      (f) liens or any rights of distress reserved in or exercisable under any lease for rent and for compliance with the terms of such lease;

      (g) easements, rights-of-way or similar rights in land granted to or reserved by other Persons which in the aggregate do not materially impair the usefulness of such land in the business of the Borrower or any of its Subsidiaries;

      (h) all rights reserved to or vested in any governmental body by the terms of any lease, license, franchise, grant or permit held by the Borrower or its Subsidiaries or by any statutory provision to terminate any such lease, license, franchise, grant or permit or to require annual or other periodic payments as a condition of the continuance thereof or to distrain against or to obtain a Lien on any property or asset of the Borrower or its Subsidiaries in the event of failure to make such annual or other periodic payments;

      (i) encumbrances resulting from the deposit of cash or obligations as security when the Borrower or its Subsidiaries is required to do so by governmental or other public authority or by normal business practice in connection with contracts, licences or tenders or similar matters in the ordinary course of business and for the purpose of carrying on the same, or to secure workers' compensation, surety or appeal bonds or to secure costs of litigation when required by law;

      (j) public and statutory obligations which are not due or delinquent, and security given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operations of the Borrower or its Subsidiaries;

      (k) pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases on real property to which the Borrower or any of its Subsidiaries is a party;

      (1) purchase money Liens, conditional sales agreements or other title retention mortgage, charge, hypothec, pledge, Lien or other encumbrance on a property or asset created, issued or assumed to secure the unpaid purchase price in respect of such property or asset ("PURCHASE MONEY MORTGAGES") (Provided That during the term of this Agreement, the Borrower and its Subsidiaries, collectively, shall only be permitted to have outstanding Purchase Money Mortgages in respect of Capital Assets for which the aggregate of the unpaid purchase price and Capitalized Lease Obligations, as the case may be, do not exceed U.S. $1,000,000 or the Equivalent Amount in Canadian Dollars, at anytime and from time to time);

      (m) any lease or sublease granted by the Borrower or its Subsidiaries in the normal course of business, Provided That, any such lease or sublease will not materially adversely affect the enjoyment by the Borrower or its Subsidiaries of the assets of the Borrower and its Subsidiaries taken as a whole in the conduct of their business;

      (n) title defects or irregularities which are of a minor nature and in the aggregate will not materially impair the use of the property for the purposes for which it is held by the Borrower or its Subsidiaries; and

      (o)   the Lien of the Security Documents; and

      (p) Liens identified as or associated with Permitted Existing Indebtedness and Permitted Refinancing Indebtedness.

"PERMITTED EXISTING INDEBTEDNESS" means the Indebtedness of the Borrower and its Subsidiaries identified as such on Schedule O to this Agreement.

"PERMITTED REFINANCING INDEBTEDNESS" means any replacement, renewal, refinancing or extension of any Borrowed Funds, permitted under Section 14.4.10 that:

      (a) does not exceed the aggregate principal amount (plus accrued interest and any applicable premium and associated fees and expenses) of the Borrowed Funds being replaced, renewed, refinanced or extended,

      (b) does not have a Weighted Average Life to Maturity at the time of such replacement, renewal, refinancing or extension that is less than the Weighted Average Life to Maturity of the Borrowed Funds being replaced, renewed, refinanced or extended,

      (c) does not rank at the time of such replacement, renewal, refinancing or extension senior to the Borrowed Funds being replaced, renewed, refinanced or extended, and

      (d) does not contain terms (including, without limitation, terms relating to security, amortization, interest rate, premiums, fees, covenants, subordination, events of default and remedies), taken as a whole, materially less favorable to the Borrower, its Subsidiaries or the Bank than those applicable to the Borrowed Funds being replaced, renewed, refinanced or extended.

"PERSON" means an individual, partnership, corporation, body corporate, trust or other business or legal entity or any duly constituted government of or in any country and any minister, department, commission, board, bureau, agency, authority, instrumentality or court and the like of any such government.

"PURCHASE AGREEMENT" means the agreement dated January 31, 2003, among Metso Automation Holdings B.V., Neles-Jamesbury, Inc., Telvent, Metso Automation SCADA Solutions Ltd. and Metso Automation SCADA Solutions Inc., whereby Telvent agreed to acquire all of the outstanding shares of the Borrower and Telvent U.S.

"QUARTER" means a three-month period ending on the last day of March, June, September or December in a year, as the case may be.

"RECEIVABLE" means the Borrower's and its Subsidiaries' presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Borrower or any Subsidiary to payment for goods sold, leased or licensed, or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

"REIMBURSEMENT OBLIGATION" has the meaning given that expression in the Master Letter of Credit Agreement.

"REPRESENTATION CERTIFICATE" means the certificate in the form of Schedule H annexed hereto.

"REPAYMENT NOTICE" means a notice substantially in the form of Schedule C annexed hereto.

"REQUIREMENTS OF LAW" means as to any Person, the Constituent Documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its business, assets and undertaking.

"ROLLOVER" means a rollover of a Loan of one type into a Loan of the same type.

"ROLLOVER DATE" means the date of commencement of a new Interest Period applicable to a Loan and which shall be a Banking Day.

"ROLLOVER NOTICE" means a notice substantially in the form annexed hereto as Schedule D.

"SECURITY DOCUMENTS" means, collectively, the Promissory Notes, the General Security Agreement, the Guarantees, the Guarantee Collateral Security Agreement, the Intellectual Property Assignments and any and all other security granted as collateral for the Obligations, including, without limitation, any security granted pursuant to Section 3.4 hereof.

"SHAREHOLDERS' EQUITY" means, on any date, the total amount of shareholders' equity including (i) the stated capital of all shares, (ii) accumulated retained earnings, (iii) the amount of any contributed surplus and (iv) the amount of Subordinated Shareholders' Loans, but excluding deferred taxes, all as set forth in the Borrower's Financial Statements delivered pursuant to Section 14.1.6.

"SOLVENT" means when used with respect to any Person, that at the time of determination:

      (a) the fair value of its assets (both at fair valuation and at present fair saleable value) is equal to or in excess of the total amount of its liabilities, including, without limitation, contingent liabilities; and

      (b) it is then able and expects to be able to pay its debts as they mature; and

      (c) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

With respect to contingent liabilities (such as litigation, guarantees and pension plan liabilities), such liabilities shall be computed at the present value of the amount which, in light of all the facts and circumstances existing at the time, represent the amount which can be reasonably be expected to become an actual or matured liability.

"SUBORDINATED SHAREHOLDERS' LOANS" means loans or advances made to the Borrower by its shareholders or other persons that as at the date hereof are Subsidiaries or Affiliates of such shareholders and which loans or advances, by their terms, provide, in the opinion of counsel reasonably satisfactory to the Bank, that (i) the principal thereof and premium, if any, are postponed to and may not be repaid in whole or in part prior to the repayment of the Loans and all accrued and unpaid interest and fees thereon and other amounts under the Credit Facility; and (ii) upon the happening of an Event of Default or a Major Change in Ownership the principal thereof, premium, if any, and interest and fees thereon, and other amounts thereunder shall be subordinate and junior in right of payment to the Loans and accrued and unpaid interest and fees thereon and other amounts under the Credit Facility.

"SUBSIDIARY" means with respect to any Person:

      (a) any corporation more than fifty percent (50%) of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or

      (b) any partnership, limited liability company, association, joint venture or similar business organization more than fifty percent (50%) of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

Unless otherwise expressly provided, all references herein to a "SUBSIDIARY" means a Subsidiary of the Borrower.

"SUBSTANTIAL PORTION OF THE COLLATERAL" means as of any date of determination, Collateral having a book value (calculated in accordance with GAAP) greater than U.S. $500,000, or the Equivalent Amount in Canadian Dollars, in the aggregate.

"TELVENT" means Telvent Sistemas y Redes, S.A.

"TELVENT U.S." means Telvent USA, Inc.

"TORONTO TIME" means local time in Toronto, Ontario on the date on which such determination is made.

"TOTAL NET DEBT" means at any measurement point in respect of the Borrower and its Subsidiaries, the aggregate of all Borrowed Funds less cash and Cash Equivalents, as reported on the Borrower's Financial Statements.

"UNITED STATES DOLLARS" and "U.S. $" means the lawful money of the United States of America.

"U.S. BASE RATE" means the prime lending rate of the Bank, expressed on the basis of a year of 360 days, being a variable per annum reference rate of interest, as announced and adjusted by the Bank from time to time, for United States Dollar loans in Canada.

"U.S. BASE RATE LOAN" means an Advance in, or Conversion into, United States Dollars made by the Bank to the Borrower on which the Borrower has specified that interest is to be calculated by reference to the U.S. Base Rate.

"UNUSED FACILITY A AMOUNT" means in respect of any day, the difference between the aggregate principal amount available under this Credit Facility in respect of Facility A (after giving effect to any cancellations or reductions pursuant to Section 2.10 hereof) and the sum of the principal amounts outstanding under Facility A and all L/C Obligations, on that day, in U.S. Dollars or the Equivalent Amount in Canadian Dollars.

"UNUSED FACILITY B AMOUNT" means in respect of any day, the difference between the aggregate principal amount available under this Credit Facility in respect of Facility B (after giving effect to any cancellations or reductions pursuant to Section 2.10 hereof) and the principal amount outstanding under Facility B, on that day, in U.S. Dollars or the Equivalent Amount in Canadian Dollars.

"UNUSED LINE FEE" means the fees calculated pursuant to subsections 6.5.2 and
6.5.3 hereof.

"UNUSED LINE FEE RATE" means the annual factor by which the Unused Facility A Amount or the Unused Facility B Amount, as the case may be, is to be multiplied for the purposes of calculating the amount of the Unused Line Fee to be paid by the Borrower hereunder, such amount to be determined as follows:

                                                               APPLICABLE ANNUAL UNUSED LINE FEE
                    WHERE TOTAL NET DEBT/EBITDA IS                (EXPRESSED AS A PERCENTAGE)
            greater than or equal to 2.00                                    0.50
            greater than or equal to 1.50 and less than 2.00                 0.50
            greater than or equal to 1.00 and less than 1.50                 0.25
            greater than or equal to 0.50 and less than 1.00                 0.25
            less than 0.50                                                   0.25

"VOTING SHARES" means shares of any class of any corporation or other voting rights in respect of any limited liability company, limited liability partnership, limited partnership, general partnership or any other entity carrying voting rights under all circumstances Provided However, for the purpose of this definition, shares which only carry the right to vote conditionally on the happening of an event shall not be considered Voting Shares nor shall any shares be deemed to be Voting Shares solely by reason of a right to vote accruing to shares of another class or classes by reason of the happening of such event.

"WEIGHTED AVERAGE LIFE TO MATURITY" means when applied to any Borrowed Funds at any date, the number of years obtained by dividing:

      (a)   the product obtained by multiplying:

            (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by

            (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

      (b)   the then outstanding principal amount of such Borrowed Funds.

"WORKING CAPITAL" means as at any date of determination and in conformity with GAAP, the excess, if any, of:

      (a)   the Borrower's consolidated current assets, over

      (b) the Borrower's consolidated current liabilities, except current maturities of long-term Indebtedness and Obligations under Facility A as of such date, and all accrued interest and fees,

as of such date.

            SECTION 1.2 MEANING OF "CONTROL"

            For the purposes hereof, "CONTROL" (including with correlative meanings the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means, as to any Person, the beneficial ownership of the right, whether such ownership is direct or through Affiliates or may be exercised pursuant to a right in contract and whether or not combined with the beneficial ownership of securities of a corporation to which are attached more than 10% of the votes that may be cast to elect directors, to elect a majority of the board of directors of the corporation or the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Shares or by contract or otherwise.

            SECTION 1.3 PER ANNUM CALCULATIONS

            Unless otherwise stated, wherever in this Agreement reference is made to a "PER ANNUM" rate of interest or otherwise, such expression shall be calculated on the basis of a calendar year of 365 days or 366 days, as the case may be.

            SECTION 1.4 CURRENCY

            All references to currency herein shall be to lawful money of the United States of America, unless otherwise expressly stated.

            SECTION 1.5 INTEREST ACT (CANADA)

            For the purposes of this Agreement, whenever interest is calculated on the basis of a year of 360 days, each rate of interest determined pursuant to such calculation expressed as an annual rate for the purposes of the Interest Act (Canada) is equivalent to such rate (as so determined) multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360.

            SECTION 1.6 APPLICATION OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

            Except to the extent inconsistent herewith, or as otherwise agreed to in writing by the Bank and the Borrower, GAAP shall be adhered to and applied in respect of all financial and accounting matters herein in a consistent manner from period to period.

            SECTION 1.7 COMPUTATION OF TIME PERIODS

            In this Agreement, in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word "FROM" means "FROM AND INCLUDING" and the words "TO" and "UNTIL" each mean "TO BUT EXCLUDING."

            SECTION 1.8 SCHEDULES

            The following are the Schedules annexed hereto and incorporated by reference and deemed to be part hereof:

            Schedule A - Draw Down Notice
            Schedule B - Conversion Notice
            Schedule C - Repayment Notice
            Schedule D - Rollover Notice
            Schedule E - Master Letter of Credit Agreement
            Schedule F - Form of Promissory Notes
            Schedule G - Guarantee and Collateral Security Agreement Schedule H - Officers' Certificate
            Schedule I - Borrower's Counsel's Opinion
            Schedule J - Pro Forma Financial Statements
            Schedule K - Borrower's January 31, 2003 Unaudited Balance Sheet Schedule L - Statement of Liabilities
            Schedule M - Statement of Insurance
            Schedule N - Statement of Litigation
            Schedule O - Permitted Existing Indebtedness and Investments Schedule P - List of Guarantees and Indemnities
            Schedule Q - Borrowing Base Certificate

                                    ARTICLE 2
                               THE CREDIT FACILITY

            SECTION 2.1 THE CREDIT FACILITY

            Subject to the terms and conditions of this Agreement, the Bank shall make available the amounts provided for under the Credit Facility.

            SECTION 2.2 MANNER OF BORROWING

            The Borrower may make Drawdowns under the Credit Facility of Canadian Prime Rate Loans, Bankers' Acceptances or Letters of Credit in Canadian Dollars and of U.S. Base Rate Loans, Libor Loans or Letters of Credit in United States Dollars.

            SECTION 2.3 PURPOSE

            The Credit Facility is being made available to the Borrower for general corporate purposes, including, without limitation, to partially finance the acquisition cost of the stock of the Borrower by way of distributions or loans from the Borrower, to Telvent, in an amount up to U.S. $28,000,000, or the Equivalent Amount in Canadian Dollars. Borrowings under Facility A will be used for working capital and general corporate purposes and borrowings under Facility B will be used to finance the Deferred Payment amount under the Purchase Agreement and for working capital and general corporate purposes.

            SECTION 2.4 AVAILABILITY OF FACILITY A ADVANCES

            Subject to the other terms, covenants and conditions hereof, the Borrower shall be entitled to make Drawdowns, Conversions and Rollovers in respect of Facility A; Provided That the aggregate amount of all Loans and L/C Obligations which may be outstanding in respect of Facility A shall not exceed, at any time, the amount permitted pursuant to Section 2.11 hereof. Notwithstanding the foregoing, the amount available in respect of the initial Advance at the Closing Date of Facility A hereunder shall not be greater than U.S. $5,000,000 or the Equivalent Amount in Canadian Dollars.

            SECTION 2.5 AVAILABILITY OF FACILITY B ADVANCES

            Subject to the other terms, covenants and conditions hereof, the Borrower shall be entitled to make Drawdowns, Conversions and Rollovers in respect of Facility B; Provided That Advances shall be made in an initial funding at the Closing Date of U.S. $3,400,000 or the Equivalent Amount in Canadian Dollars. Subsequent to final determination of the maximum deferred purchase price under the Purchase Agreement, the Bank will fund the lesser of:

      2.5.1 37% of the deferred purchase price subsequent to Telvent funding its 63% equity portion of the deferred purchase price; and

      2.5.2 the aggregate amount available in respect of Facility B.

Notwithstanding anything herein, the Bank shall not be obligated to make any subsequent Advance in respect of Facility B earlier than January 31, 2004.

            SECTION 2.6 DRAWDOWN AND CONVERSION RESTRICTIONS

            Drawdowns and Conversions under the Credit Facility shall be subject to the restriction that each Drawdown or Conversion in respect of a Canadian Prime Rate Loan, U.S. Base Rate Loan, Libor Loan or Banker's Acceptance shall be in a minimum principal amount of U.S. $100,000 or the Equivalent Amount in Canadian Dollars, and increments in excess thereof of U.S. $100,000 or the Equivalent Amount in Canadian Dollars, and integral multiples thereof (except where the remaining balance available for Drawdown or Conversion is less than U.S. $100,000 or the Equivalent Amount in Canadian Dollars, in which case the amount of the remaining balance shall be the minimum principal amount).

            SECTION 2.7 NOTICE PERIODS FOR DRAWDOWNS, CONVERSIONS AND ROLLOVERS

            The Borrower may make a Drawdown, Conversion or Rollover under the Credit Facility by delivering a Drawdown Notice, Conversion Notice or Rollover Notice, as the case may be, with respect to a specified type of Loan to the Bank not later than 11:00 a.m. (Toronto time) three Banking Days prior to the proposed Drawdown Date, Conversion Date or Rollover Date, as the case may be.

            SECTION 2.8 BANK'S OBLIGATIONS WITH RESPECT TO CANADIAN PRIME RATE
                        LOANS, BANKER'S ACCEPTANCES, U.S. BASE RATE LOANS AND LIBOR LOANS

            The Bank shall, prior to 10:00 a.m. (Toronto time) on the Drawdown Date, Rollover Date or Conversion Date specified by the Borrower in a Drawdown Notice, Rollover Notice or Conversion Notice with respect to a Canadian Prime Rate Loan, U.S. Base Rate Loan, Libor Loan or Banker's Acceptance, make available the full amount of the amounts so credited to the Borrower.

            SECTION 2.9 IRREVOCABILITY

            A Drawdown Notice, Rollover Notice or Conversion Notice properly given by the Borrower hereunder shall be irrevocable and shall oblige the Borrower and the Bank to take the action contemplated on the date specified therein, except as provided in Section 8.7 or 16.1.

            SECTION 2.10 CANCELLATION OR REDUCTION OF CREDIT FACILITY

            The Borrower may, at any time, upon giving at least five days prior notice to the Bank, cancel in full or, from time to time, reduce in part the undrawn portion of any Facility; Provided That, any such reduction shall be in a minimum amount of U.S. $100,000, or the Equivalent Amount in Canadian Dollars, and reductions in excess thereof shall be in increments of U.S. $100,000, or the Equivalent Amount in Canadian Dollars, and integral multiples thereof

(except where the remaining balance available is less than U.S. $100,000, or the Equivalent Amount in Canadian Dollars, in which case the reduction shall be the amount of the remaining balance).

            SECTION 2.11 NATURE OF CREDIT FACILITY

     2.11.1 Except in respect of a repayment under Section 11.1, when the Borrower has made any repayment on Facility B, the Facility shall be permanently reduced by the amount of the repayment. Rollovers and Conversions will not constitute repayments.

     2.11.2 Except as provided for in Section 11.1, the maximum of:

            (a) all Loans and L/C Obligations under Facility A shall not exceed the lesser of:

                  (i) U.S. $8,000,000 or the Equivalent Amount in Canadian Dollars, or

                  (ii)  the Borrowing Base; and

            (b) all Loans under Facility B shall not exceed U.S. $5,500,000 or the Equivalent Amount in Canadian Dollars; and

            (c) all Obligations under this Agreement shall not exceed the sum of the amounts permitted under clauses 2.11.2(a) and 2.11.2(b)

                                    ARTICLE 3
                                    SECURITY

            SECTION 3.1 GRANT OF SECURITY

            Payment of the Obligations shall be secured by a perfected first security interest in the Collateral, subject only to Permitted Encumbrances, in accordance with the provisions of the Security Documents.

            SECTION 3.2 INITIAL GUARANTEE SUBSIDIARY

            The Borrower shall cause to be executed and delivered to the Bank on or before the Closing Date the Guarantee of Telvent U.S., as a Guarantee Subsidiary.

            SECTION 3.3 GUARANTEES

            The Borrower shall cause to be executed and delivered to the Bank as and when required hereunder the Guarantee of each Subsidiary forthwith upon such entity becoming a Subsidiary of the Borrower.

                  SECTION 3.4 UNDERTAKING TO GRANT ADDITIONAL SECURITY

                  The Borrower shall, forthwith at the reasonable request of the Bank grant to the Bank and register or cause to be registered a first, fixed and specific mortgage, charge and security interest in favor of the Bank and in form and substance satisfactory to the Bank on all or such portion of the assets and undertaking of the Borrower as the Bank may determine, from time to time, subject only to Permitted Encumbrances.

                                    ARTICLE 4
                        CONDITIONS PRECEDENT TO DRAWDOWNS

                  SECTION 4.1 CONDITIONS FOR FIRST DRAWDOWN

                  On or before the first Drawdown of Facility A hereunder the following conditions must be satisfied by the Borrower proposing to make a
Drawdown:

         4.1.1        Drawdown Notice - the Bank shall have received a Drawdown
                      Notice;

         4.1.2 Borrower's Constituent Documents - the Borrower shall have delivered to the Bank certified copies of the Constituent Documents and by-laws of the Borrower, the resolutions of the directors authorizing the borrowings and certificates of incumbency of the officers of the Borrower, and any other Documents to be provided pursuant to the provisions hereof;

         4.1.3 Guarantee Subsidiary Constituent Documents - the Borrower shall have delivered to the Bank certified copies of the Constituent Documents and by-laws of each Guarantee Subsidiary then in existence, the resolutions of the directors authorizing the Guarantee and certificates of incumbency of the officers of the Guarantee Subsidiary and any other Documents to be provided pursuant to the provisions hereof;

         4.1.4 Borrowing Base Certificate - a Borrowing Base Certificate as at March 31, 2003.

         4.1.5 Borrower's January 31, 2003 Unaudited Balance Sheet - the Borrower's January 31, 2003 Unaudited Balance Sheet

         4.1.6 Borrower's March 31, 2003 Unaudited Financial Statements - the Borrower's March 31, 2003 Unaudited Financial Statements.

         4.1.7 Borrower's Officer's Certificate - an Officer's Certificate from the Borrower confirming that the representations and warranties set forth in Section 13.1 are true and accurate in all material respects shall be delivered to the Bank;

         4.1.8 Guarantee Subsidiaries' Officer's Certificate - the Borrower shall have delivered a Representation Certificate in respect of each Guarantee Subsidiary then in existence to the extent any Guarantees are then being delivered by such entities;

         4.1.9 Copy of Purchase Agreement - the Bank shall have received a duly executed copy of the Purchase Agreement;

         4.1.10 Field Audit - the Bank shall have completed, and been satisfied in its sole determination with the results of, a field audit of the Borrower;

         4.1.11 No Change of Ownership or Event of Default - a Major Change in Ownership shall not have occurred and no event shall have occurred which would constitute an Event of Default or which would constitute a Major Change in Ownership or an Event of Default with the giving of notice or lapse of time or both nor shall the Drawdown result in the occurrence of any such event;

         4.1.12 Borrower's Counsel's Opinion - an opinion substantially in the form set out in Schedule I shall have been delivered to the Bank;

         4.1.13 No Litigation - evidence satisfactory to the Bank shall have been received indicating that there is no litigation, including dissenting shareholder litigation, which would, or could be reasonably expected to, have a Material Adverse Effect, except as disclosed in Schedule N hereto;

         4.1.14 Cash Management Arrangements - the Borrower shall have entered into and shall thereafter maintain cash management arrangements acceptable to the Bank and the Borrower; and

         4.1.15 Payment of Fees - The Borrower shall have paid all amounts due under Section 6.5.1 hereof.

                  SECTION 4.2 SUBSEQUENT DRAWDOWNS

                  The following conditions shall be satisfied by the Borrower at or prior to the time of each Drawdown subsequent to the first Drawdown under this Agreement:

         4.2.1 Subsequent Drawdown Notices - the Bank shall have received a Drawdown Notice from the Borrower;

         4.2.2 Subsequent Borrower `s Representations Certificate - the Borrower shall have delivered to the Bank a Representation Certificate confirming that the representations and warranties set forth therein are true and accurate in all material respects;

         4.2.3    Subsequent Guarantee Subsidiaries' Representations Certificate
                  - the Borrower shall have delivered to the Bank a Representation Certificate in respect of each Guarantee Subsidiary confirming that the representations and warranties set forth therein are true and accurate in all material respects;

         4.2.4 No Subsequent Change of Ownership or Change of Ownership - a Major Change of Ownership shall not have occurred and no event shall have occurred and be continuing which would constitute an Event of Default or which would constitute a Major Change in Ownership or an Event of Default with the giving of notice or lapse of time or both nor shall the Drawdown result in the occurrence of any such event; and

         4.2.5 Amended Constituent Documents - the Borrower shall have delivered to the Bank certified copies of any and all changes, amendments, additions to and deletions from the Constituent Documents and by-laws of the Borrower and each Guarantee Subsidiary then in existence since the last date on which such documents were delivered to the Bank hereunder and certificates of incumbency of the officers of the Borrower, and any other Documents to be provided pursuant to the provisions hereof.

                  SECTION 4.3 WAIVER

                  The conditions set forth in Sections 4.1 and 4.2 are inserted for the sole benefit of the Bank and may be waived by the Bank in whole or in part (with or without terms or conditions), in respect of any Drawdown without prejudicing the right of the Bank at any time to assert such conditions in respect of any subsequent Drawdown.

                                    ARTICLE 5
                              EVIDENCE OF DRAWDOWNS

                  SECTION 5.1 ACCOUNT OF RECORD

                  The Bank shall open and maintain separate books of account for each Facility evidencing all Loans and all other amounts owing by each of the Borrower to the Bank hereunder. The Bank shall enter in the foregoing accounts details of all amounts from time to time owing, paid or repaid by the Borrower hereunder. The information entered in the foregoing accounts shall constitute prima facie non-exclusive evidence of the obligations of the Borrower to the Bank hereunder with respect to the principal amount of all Loans owing by the Borrower to the Bank hereunder.

                                    ARTICLE 6
                          PAYMENTS OF INTEREST AND FEES

                  SECTION 6.1 INTEREST ON CANADIAN PRIME RATE LOANS

                  The Borrower shall pay interest on each Canadian Prime Rate Loan during each Interest Period applicable thereto in Canadian Dollars at a rate per annum equal to the Canadian Prime Rate in effect from time to time during such Interest Period, plus the Base Rate Margin. Each determination by the Bank of the Canadian Prime Rate applicable from time to time during an Interest Period shall, in the absence of error, be binding upon the Borrower. Such interest shall be payable in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date or the preceding Rollover Date, Conversion Date or Interest Payment Date, as the case may be, for such Loan to and including the day preceding the current Interest Payment Date and shall be calculated on the principal amount of the Canadian Prime Rate Loan outstanding during such period and on the basis of the actual number of days elapsed in a year of 365 days or 366 days, as the case may be. Changes in the Canadian Prime Rate shall cause an immediate adjustment of the interest rate applicable to such Loan without the necessity of any notice to the Borrower.

                  SECTION 6.2 INTEREST ON U.S. BASE RATE LOANS

                  The Borrower shall pay interest on each U.S. Base Rate Loan during each Interest Period applicable thereto in United States Dollars at a rate per annum, expressed on the basis of a 360 day year, equal to the U.S. Base Rate applicable from time to time during an Interest Period, plus the Base Rate Margin. Each determination by the Bank of the U.S. Base Rate applicable from time to time during an Interest Period shall, in the absence of error, be binding upon the Borrower. Such interest shall be payable in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date or the preceding Rollover Date, Conversion Date or Interest Payment Date, as the case may be, for such Loan to and including the day preceding the current Interest Payment Date and shall be calculated on the principal amount of the U.S. Base Rate Loan outstanding during such period and on the basis of the actual number of days elapsed divided by 360. Changes in the U.S. Base Rate shall cause an immediate adjustment of the interest rate applicable to such Loan without the necessity of any notice to the Borrower.

                  SECTION 6.3 INTEREST ON LIBOR LOANS

                  The Borrower shall pay interest on each Libor Loan during each Interest Period applicable thereto in United States Dollars at a rate per annum, expressed on the basis of a 360 day year, equal to the Libor Rate with respect to such Interest Period plus the Libor Margin. Each determination by the Bank of the Libor Rate applicable to an Interest Period shall, in the absence of error, be binding upon the Borrower. Upon determination of the Libor Rate applicable to an Interest Period, the Bank shall notify the Borrower. Such interest shall be payable in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date or the preceding Rollover Date, Conversion Date or Interest Payment Date, as the case may be, for such Loan to and including the day preceding the current Interest Payment Date and shall be calculated on the principal amount of the Libor Loan outstanding during such period and on the basis of the actual number of days elapsed divided by 360.

                  SECTION 6.4 NO DEDUCTION ETC.

                  Interest payments hereunder shall be payable by the Borrower both before and after maturity and before and after default or judgment, if any, until payment thereof in full, and interest shall accrue on overdue interest, if any, at the rates described in this Agreement.

                  SECTION 6.5 UNUSED LINE FEES AND OTHER FEES

         6.5.1 At the Closing Date of the initial Advance of either Facility A or Facility B, whichever first occurs, LaSalle Bank National Association shall receive a fee equal to U.S. $135,000 in respect of its facilitating the Credit Facility.

         6.5.2 From and after the date of execution hereof, the Borrower shall pay to the Bank in respect of Facility A, an Unused Line Fee in U.S. Dollars, based on the Unused

                  Line Fee Rate multiplied by the Unused Facility A Amount, expressed in U.S. Dollars, calculated on a daily basis and paid Quarterly on the last Banking Day for each Quarter in respect of which the calculation is made; Provided However, no such Unused Line Fee shall accrue and be payable during any period when the Bank, in accordance with Section 15.5, shall not be obligated to permit further drawdowns.

         6.5.3 From and after the date of execution hereof, the Borrower shall pay to the Bank in respect of Facility B, an Unused Line Fee in U.S. Dollars, based on the Unused Line Fee Rate multiplied by the Unused Facility B Amount, expressed in U.S. Dollars, calculated on a daily basis and paid Quarterly on the last Banking Day for each Quarter in respect of which the calculation is made; Provided However, no such Unused Line Fee shall accrue and be payable during any period when the Bank, in accordance with Section 15.5, shall not be obligated to permit further drawdowns.

                  SECTION 6.6 LIMIT ON RATE OF INTEREST

                  Notwithstanding any provision contained herein, the Borrower shall not be obliged to make any payments of interest or other amounts payable to the Bank hereunder in excess of the amount or rate which would be prohibited by applicable law or would result in the receipt by the Bank of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)).

                                    ARTICLE 7
                                    ROLLOVERS

                  SECTION 7.1 SELECTION OF INTEREST PERIODS

                  Prior to the expiration of each Interest Period of each Libor Loan and in accordance with Section 2.7 the Borrower shall, unless it has delivered a Conversion Notice pursuant to Section 10.1 or a Repayment Notice pursuant to Section 11.2 with respect to the aggregate amount of such Loan, deliver a Rollover Notice to the Bank selecting the next Interest Period applicable to the Libor Loan which next Interest Period shall commence on and include the last day of such prior Interest Period. If the Borrower fails to deliver a Rollover Notice to the Bank as herein provided the Borrower shall be deemed to have given a Conversion Notice to the Bank pursuant to Section 10.1 electing to convert the Libor Loan into a U.S. Base Rate Loan.

                  SECTION 7.2 PARTIAL ROLLOVERS

                  The Borrower may effect a Rollover of a part of a Libor Loan; Provided That, the portion which is not part of the Rollover is either repaid in accordance with Section 11.2 or converted in accordance with Section 10.1.

                                    ARTICLE 8
                              BANKERS' ACCEPTANCES

                  SECTION 8.1 BANKERS' ACCEPTANCES

                  Bankers' Acceptances are permitted under Facility A and B of the Credit Facility in accordance with the provisions of this Article.

                  SECTION 8.2 FEES

                  Upon the acceptance by the Bank of Bankers' Acceptances, the Borrower shall pay or cause to be paid to the Bank, in advance, a fee in Canadian Dollars equal to the Bankers' Acceptance Fee. Such fee shall be calculated on the principal amount at maturity of each Bankers' Acceptance and for the period of time from and including the date of acceptance to but excluding the maturity date of each Bankers' Acceptance and calculated on the basis of the actual number of days elapsed in the year of 365 or 366 days, as the case may be, in which the Bankers' Acceptance is accepted.

                  SECTION 8.3 GENERAL PROVISIONS

         8.3.1 Upon receipt of a Drawdown Notice, Rollover Notice or Conversion Notice with respect to a Bankers' Acceptance, the Bank shall release drafts drawn by the Borrower upon the Bank in a principal amount at maturity equal to the amount of the proposed Bankers' Acceptances before 10:00 a.m. (Toronto time) on the Drawdown Date, Rollover Date or Conversion Date specified by the Borrower in its Drawdown Notice, Rollover Notice or Conversion Notice. Such drafts shall be properly drawn and executed by the Borrower on the Bank's standard form in effect at the time, subject as follows:

         (a) if the Borrower proposes to use facsimile signatories on Bankers' Acceptances, the Bank shall have received the appropriate authorizing resolutions and documentation from such Borrower;

         (b) the principal amount at maturity of each draft of the Bankers' Acceptance to be presented by the Borrower at any one time to the Bank shall be a minimum of Cdn. $1,000,000 and integral multiples of Cdn. $100,000 for amounts in excess of Cdn. $1,000,000;

         (c) the Bankers' Acceptance delivered by the Borrower to the Bank shall mature on the last day of the Interest Period with respect thereto; and

         (d) the provisions of this Agreement, and not the provisions contained in the Bank's standard form, shall govern the relationship between the Borrower and the Bank.

         8.3.2 The Borrower shall not claim any days of grace for the payment at maturity of the Bankers' Acceptance.

         8.3.3 In anticipation of the maturity of Bankers' Acceptances the Borrower shall do one or a combination of the following:

         (a) deliver to the Bank prior to the maturity date and in accordance with the time periods set forth in Section 2.7, a Rollover Notice that the Borrower intends to draw and present for acceptance on the maturity date new Bankers' Acceptances;

         (b)      deliver to the Bank a Conversion Notice pursuant to Section
                  10.1; or

         (c) on the maturity date of the maturing Bankers' Acceptances, make a payment to the Bank for the account of the Bank in an amount equal to the face amount of the maturing Bankers' Acceptances less the amounts dealt with under Sections 8.3.3(a) and 8.3.3(b).

                  If the Borrower fails so to notify the Bank or make such payment, the Bank shall effect a Conversion into a Canadian Prime Rate Loan as if a Conversion Notice pursuant to 8.3.3(b) above had been given by the Borrower to the Bank.

         8.3.4 To facilitate the acceptance of Bankers' Acceptances as aforesaid, the Borrower shall, upon execution of this Agreement and from time to time as required, provide to the Bank drafts drawn in blank by the Borrower upon the Bank in quantities sufficient for the Bank to fulfill its obligations hereunder. The Bankers' Acceptances shall be kept by the Bank with like care as if the Bankers' Acceptances were the property of the Bank. The Bank shall not be liable for its failure to accept the Bankers' Acceptance as required hereunder if the cause of such failure is, in whole or in part, due to the failure of the Borrower to provide such instruments to the Bank on a timely basis.

                  SECTION 8.4 DRAWDOWNS

                  The Bank, upon accepting Bankers' Acceptances on a Drawdown shall exchange the Bankers' Acceptance for the Bank draft, certified cheque or other medium of payment of the purchaser acceptable to the Bank equal in amount to the Discount Proceeds thereof. The Bank shall pay or credit to the account of the Borrower, an amount equal to the Discount Proceeds without deduction in same day funds.

                  SECTION 8.5 ROLLOVERS

                  In the case of a Rollover of the Bankers' Acceptance, the Bank shall exchange the Bankers' Acceptance for a bank draft, certified cheque or other medium of payment of the purchaser acceptable to the Bank for the Discount Proceeds thereof. In order to satisfy the continuing liability of the Borrower to the Bank for the principal amount of the maturing Bankers' Acceptance, the Bank shall receive for its own account the Discount Proceeds of such new Bankers' Acceptance and the Borrower shall on the maturity date of the maturing Bankers' Acceptance pay to the Bank an amount equal to the difference between the principal amount of the maturing Bankers' Acceptance and the Discount Proceeds from the new Bankers' Acceptance. The Borrower shall assume the risk of non-payment on the purchasers' medium of payment for Bankers' Acceptances.

                  SECTION 8.6 CONVERSIONS

                  Subject to Section 10.1:

         8.6.1 In the case of a Conversion into the Bankers' Acceptance, the Bank shall exchange the Bankers' Acceptance for the Bank draft, certified cheque or other medium of payment of the purchaser acceptable to the Bank for the Discount Proceeds thereof. In order to satisfy the continuing liability of the Borrower to the Bank for the amount of the converted Loan, the Bank shall receive for its own account the Discount Proceeds of the Bankers' Acceptance and the Borrower shall, on the Conversion Date, pay to the Bank the difference between the principal amount of the Bankers' Acceptance and the Discount Proceeds therefrom.

         8.6.2 In the case of a Conversion of Bankers' Acceptances into another type of Loan, in order to satisfy the continuing liability of the Borrower to the Bank for the amount of the Bankers' Acceptances, the Bank shall record the obligation of the Borrower to the Bank as a Loan in the type into which the obligation has been converted.

                  SECTION 8.7 ALTERNATIVE BORROWINGS

         8.7.1 Where the Borrower requests a Loan by way of Bankers' Acceptances, the Bank may, at its option, make available to the Borrower prior to 10:00 a.m. (Toronto time) on the Drawdown Date, Rollover Date or Conversion Date, as the case may be, for such Loan by way of Bankers' Acceptances a Canadian Dollar loan (the "ALTERNATE LOAN") in a principal amount equal to the principal amount of such Loan by way of Bankers' Acceptance. Such Alternate Loan shall be funded in the same manner as a Loan is funded pursuant to Section 2.8. Such Alternate Loan shall have the same term as the Bankers' Acceptances for which it is a substitute and shall bear such rate of interest per annum as shall permit the Bank to obtain the same effective yield as if the Bank had accepted and purchased Bankers' Acceptances and furnished an amount equal to the Discount Proceeds in accordance with Section 8.2. Interest shall be calculated for such Alternate Loan in advance on the Drawdown Date, Rollover Date or Conversion Date, as the case may be, and the Bank shall deduct such calculated amount from the principal amount of such Alternate Loan.

         8.7.2 On the Drawdown Date, Rollover Date or Conversion Date, as the case may be, the Borrower shall pay or cause to be paid to the Bank an amount equal to the Bankers' Acceptance Fee which would have been payable to the Bank if it had accepted Bankers' Acceptances.

         8.7.3 If the Bank intends to make a Loan by way of an Alternative Loan pursuant to Section 8.7.2, it shall give to the Borrower notice of the decision by the Bank to make Alternative Loans in lieu of or in addition to Loans by way of Bankers Acceptances, such notice to apply to all further Loans by the Bank in respect of Bankers' Acceptances until further notice is given by the Bank to the Borrower.

                                    ARTICLE 9
                            LETTER OF CREDIT FACILITY

                  SECTION 9.1 OBLIGATION TO ISSUE LETTERS OF CREDIT

                  Subject to the terms and conditions of this Agreement and the Master Letter of Credit Agreement, and in reliance upon the representations, warranties and covenants of the Borrower herein set forth, the Bank hereby agrees to issue for the account of the Borrower, one or more Letters of Credit in respect of Facility A, denominated in Canadian Dollars or U.S. Dollars in accordance with this Article, from time to time during the period, commencing on the Closing Date and ending on the 6th Banking Day prior to the termination of the obligation of the Bank to fund Advances hereunder.

                  SECTION 9.2 TYPES AND AMOUNTS

                  Notwithstanding the foregoing, the Bank shall not have any obligation to:

         9.2.1 issue or amend any Letter of Credit if on the date of issuance or amendment, before or after giving effect to the Letter of Credit requested hereunder:

         (a) the amount of the Obligations at such time would exceed the amount permitted by Section 2.11, at such time, or

         (b) the aggregate outstanding amount of the L/C Obligations would exceed U.S. $2,000,000, or the Equivalent Amount in Canadian Dollars, calculated as of the date of issuance of any Letter of Credit; or

         9.2.2 issue or amend any Letter of Credit which has an expiration date later than the date which is the earlier of:

         (a)      1 year after the date of issuance thereof, or

         (b) 5 Banking Days immediately preceding the termination of the obligation of the Bank to fund Advances hereunder;

Provided, That any Letter of Credit with a one year tenor may provide for the renewal thereof for additional one year periods, which in no event shall extend beyond the date referred to in clause 9.2.2(b) above.

                  SECTION 9.3 CONDITIONS

                  In addition to the terms and conditions of the Master Letter of Credit Agreement and in addition to being subject to the satisfaction of the conditions contained in Section 4.1 or 4.2, as the case may be, the obligation of the Bank to issue any Letter of Credit is subject to the condition that as of the date of issuance no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the Bank from issuing such Letter of Credit and no law, rule or regulation applicable to the Bank and no request or directive, whether or not having the force of law, from a Governmental Authority with jurisdiction over the Bank shall prohibit or request that the Bank refrain from the issuance of Letters of Credit generally or the issuance of that Letter of Credit.

                  SECTION 9.4 LETTER OF CREDIT FEES

                  The Borrower agrees to pay pursuant to Section 5 of the Master Letter of Credit Agreement:

         9.4.1 in respect of each standby Letter of Credit on each Interest Payment Date, in arrears, to the Bank, a letter of credit fee at a rate per annum equal to the Applicable L/C Fee Percentage for standby Letters of Credit, multiplied by the average daily outstanding amount available for drawing under the standby Letter of Credit; and

         9.4.2 in respect of each other Letter of Credit on the date of issue, a letter of credit fee equal to the Applicable L/C Fee Percentage for other Letters of Credit, multiplied by the face amount of the Letter of Credit; and

         9.4.3 to the Bank, all customary fees and other issuance, amendment, cancellation, document examination, negotiation, transfer and presentment expenses and related charges in connection with the issuance, amendment, cancellation, presentation of drafts drawn on the Bank pursuant to a corresponding Letter of Credit, negotiation, transfer and the like customarily charged by the Bank with respect to Letters of Credit, including, without limitation, standard commissions with respect to commercial Letters of Credit, payable at the time of invoice of such amounts.

                  SECTION 9.5 SPECIFIC AMENDMENTS TO THE MASTER LETTER OF CREDIT
                              AGREEMENT

                  The following terms, covenants and conditions of the Master Letter of Credit Agreement are hereby specifically amended:

        9.5.1 Bank - The "Bank" shall be "LaSalle Business Credit, a division of ABN AMRO Bank N.V., Canada Branch";

         9.5.2 Section 1 - Certain Definitions - The following defined terms in the Master Letter of Credit Agreement are hereby amended as follows:

         (a)      Prime Rate - is hereby amended to read:

         "means the Canadian Prime Rate if the Letter of Credit is denominated in Canadian Dollars or the U.S. Base Rate if the Letter of Credit is denominated in U.S. Dollars."

         (b)      Credit Agreement - a defined term is hereby added as follows:

         "Credit Agreement means that Credit Agreement between the Bank and the Borrower dated May 2, 2003 under which Letters of Credit are provided for hereunder."

         9.5.3 Subsection 2.4- Representations and Warranties - Section 2.4 is hereby amended to adding after the words "from such issuance" at the end of the paragraph and before the period, the following:

         "and (c) all of the representations and warranties of the Credit Agreement are true and correct as at the date of the Application and the Applicant is in full compliance with all of the covenants on the part of the Applicant under the Credit Agreement."

         9.5.4 Section 7- Making of Payments - Section 7 is hereby amended as necessary to provide that all payments made in respect of Letters of Credit shall be made at the Bank's offices in Toronto, Ontario, or as the Bank otherwise directs and all amounts shall be paid in the currency in which the Letter of Credit was denominated.

         9.5.5 Section 9 - Events of Default - Section 9 is hereby amended by adding as Clause 9.1.5 thereof:

              "9.1.5 Credit Agreement Default. An event of default shall have occurred and be continuing under the Credit Agreement."

         9.5.6 Section 10 - Security - Section 10 is hereby amended to add as Subsection 10.3, the following:

              "10.3 Credit Agreement Security. The Applicant confirms and declares that the security given by it, as Borrower, to the Bank under the Credit Agreement shall extend to and secure the obligations of the Applicant hereunder and nothing herein shall limit or preclude the Bank from enforcing its rights thereunder in respect of any amounts owing to the Bank in connection with any Letter of Credit or otherwise arising hereunder."

         9.5.7 Subsection 11.5 - Governing Law - Subsection 11.5 is hereby amended to read that the contract is made under and governed by the laws of the Province of

                  Alberta applicable to contracts made and to be performed entirely within such province.

         9.5.8 Subsection 11.14 - Jurisdiction - Subsection 11.14 is hereby amended by changing all references to "Cook County, Illinois" and the "State of Illinois" to read "the Province of Alberta".

                  SECTION 9.6 PARAMOUNCY

                  If there shall be any conflict between the provisions of the body of this Agreement and those of the Master Letter of Credit Agreement, the provisions of the body of this Agreement shall be read as paramount thereto.

                                   ARTICLE 10
                               CONVERSION OPTIONS

                  SECTION 10.1 CONVERSION OPTIONS

         10.1.1 Subject to the provisions of this Agreement, the Borrower may convert the whole or any part of any type of Loan into any other type of Loan on the last day of the applicable Interest Period therefor, by giving the Bank a Conversion Notice in accordance with the time periods set forth in Section 2.7. The Bank shall, on the Conversion Date, continue to extend credit to the Borrower by way of the type of Loan into which the outstanding Loan or a portion thereof is converted in the aggregate principal amount or Equivalent Amount, as the case may be, of the outstanding Loan or the portion thereof which is being converted.

         10.1.2 Where on a Conversion one type of Loan in one currency is being converted to another type of Loan in a different currency, the Borrower shall pay to the Bank the principal amount of the Loan or the portion thereof being converted and the Bank shall make a further Loan to the Borrower in the new currency in the aggregate principal amount of the Equivalent Amount of the outstanding Loan or the portion thereof which is being converted.

                                   ARTICLE 11
                                    REPAYMENT

                  SECTION 11.1 REPAYMENT OF EXCESS OVER CREDIT FACILITY OR
                               BORROWING BASE

                  If at any time, the Bank determines that all Obligations then outstanding under the Credit Facility, expressed in U.S. Dollars, exceeds the Credit Facility or the Borrowing Base, expressed in U.S. Dollars, the Bank shall notify the Borrower of the amount of such excess and the Borrower shall within four Banking Days after the receipt of such notice, repay to the Bank such excess in U.S. Dollars, together with accrued interest thereon in U.S. Dollars to the date of such payment. If, to make the repayment, it is necessary to repay a Bankers' Acceptance, the

Borrower shall not be required to repay such Bankers' Acceptance until the end of the Interest Period relating thereto. If, to make the repayment, it is necessary to repay a Libor Loan, the Borrower shall not be required to repay such Libor Loan until the end of the Interest Period relating thereto. In making such repayment the Borrower may designate which Loans are being repaid. In determining the amount of any excess hereunder which is to be repaid, the Bank may, in the case of any other forward exchange contracts of the Borrower with other financial institutions, take such forward exchange contracts into consideration.

                  SECTION 11.2 OPTIONAL REPAYMENT OF PRINCIPAL

         11.2.1 The Borrower may at any time and from time to time pay, without penalty, to the Bank for the account of the Bank, the whole or any part of any Loan (other than in respect of any Bankers' Acceptance) under the Credit Facility together with accrued and unpaid interest thereon to the date of such repayment; Provided That:

         (a) the Borrower shall give a Repayment Notice to the Bank at least five Banking Days prior to the date of repayment; and

         (b) each such repayment may only be made on the last day of the applicable Interest Period with regard to a Loan that is being repaid.

         11.2.2 If any Loan is repaid on other than the last day of the applicable Interest Period the Borrower shall, within three Banking Days after notice is given and delivery of the certificate hereinafter described has been made by the Bank, pay to the Bank for the account of the Bank all costs, losses and expenses incurred by the Bank by reason of the liquidation or redeployment of deposits or other funds resulting from the repayment of such Loan or any part thereof on other than the last day of the applicable Interest Period. The Bank shall prepare a certificate of a duly authorized officer of the Bank setting forth the basis of calculation thereof and such certificate shall be delivered by the Bank to the Borrower. If pursuant to the provisions of this Section or any other provision hereof the Borrower becomes obliged to pay such costs, losses or expenses, the Bank shall use its reasonable best efforts to minimize such costs, losses and expenses.

                  SECTION 11.3 MANDATORY REPAYMENTS OF PRINCIPAL - FACILITY A

                  The entire amount of the Obligations outstanding in respect of Facility A shall be repaid by the Borrower on or before March 31, 2008.

                  SECTION 11.4 MANDATORY REPAYMENTS OF PRINCIPAL - FACILITY B

                  The principal amount of the Loans outstanding in respect of Facility B shall be repaid by the Borrower:

         (a) in installments in the amount of U.S. $275,000 each, or the Equivalent Amount in Canadian Dollars, on August 1, November 1, February 1 and May 1 in each year, commencing on August 1, 2003; and

         (b) an amount equal to 50% of the Excess Cash Flow for each fiscal year of the Borrower, such payment to be made within 90 days after such fiscal year end;

Provided However, the entire amount of the Obligations outstanding in respect of Facility B shall be repaid by the Borrower on or before March 31, 2008.

                                   ARTICLE 12
                        PLACE AND APPLICATION OF PAYMENTS

                  SECTION 12.1 PLACE OF PAYMENT OF PRINCIPAL, INTEREST AND FEES

                  All payments of principal, interest, fees and other amounts to be made by the Borrower to the Bank pursuant to this Agreement shall be made in the currency in which the Loan is outstanding or as otherwise required under this Agreement for value on the day such amount is due and if such day is not a Banking Day on the Banking Day next following by deposit or transfer thereof to the account of the Borrower maintained in accordance with this Agreement in Canada.

                  SECTION 12.2 FUNDS

                  Each amount advanced, made available, disbursed or paid hereunder shall be advanced, made available, disbursed or paid, as the case may be, for value on the date such amount is advanced, made available, disbursed or paid in such form of funds as may from time to time be customarily used for Canadian Dollars in Canada or for United States Dollars in the United States in the settlement of banking transactions similar to the banking transactions required to give effect to the provisions of this Agreement on the day such advance, disbursement or payment is to be made.

                  SECTION 12.3 APPLICATION OF PAYMENTS

                  If any Event of Default or a Major Change in Ownership shall occur and be continuing, all payments made by the Borrower hereunder shall be applied in the following order:

         12.3.1   to amounts due hereunder as Unused Line Fees;

         12.3.2   to amounts due hereunder as costs and expenses;

         12.3.3   to amounts due hereunder as default interest;

         12.3.4   to amounts due hereunder as Bankers' Acceptance fees;

         12.3.5   to amounts due hereunder as interest; and

         12.3.6   to amounts due hereunder as principal.

                                   ARTICLE 13
                         REPRESENTATIONS AND WARRANTIES

                  SECTION 13.1 REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants as follows to the Bank and acknowledges and confirms that the Bank is relying upon such representations and warranties:

         13.1.1 Corporate Status - The Borrower is a corporation duly incorporated and validly existing under the laws of Canada and has all necessary corporate power and authority to own its respective properties and carry on its respective business as presently carried on and each is duly licensed, registered or qualified in all jurisdictions where a failure to be so licensed, registered or qualified would have a Material Adverse Effect.

         13.1.2 Corporate Authority - The Borrower has full corporate power and authority to enter into this Agreement or any other Document to be delivered pursuant hereto, as the case may be, and to do all acts and things contemplated or desirable hereunder, and to execute and deliver all other Documents as are required hereunder or thereunder to be done, observed or performed by them in accordance with their terms.

         13.1.3 Guarantee Subsidiary Corporate Status - The Guarantee Subsidiary is a corporation duly incorporated and validly existing under the laws of Texas and has all necessary corporate power and authority to own its respective properties and carry on its respective business as presently carried on and each is duly licensed, registered or qualified in all jurisdictions where a failure to be so licensed, registered or qualified would have a Material Adverse Effect.

         13.1.4 Guarantee Subsidiary Corporate Authority - The Guarantee Subsidiary has full corporate power and authority to enter into and grant its Guarantee or any other Document, to which it is a party, to be delivered pursuant hereto, as the case may be, and to do all acts and things contemplated or desirable hereunder, and to execute and deliver all other Documents, to which it is a party, as are required hereunder or thereunder to be done, observed or performed by them in accordance with their terms.

         13.1.5   Valid Authorization  -

         (a) The Borrower has taken all necessary corporate action to authorize the creation, execution, delivery and performance of this Agreement, and each of the other

                  Documents to which it is a party and to observe and perform the provisions of each in accordance with its terms.

         (b) Each Guarantee Subsidiary has taken all necessary corporate action to authorize the creation, execution, delivery and performance of its Guarantee, and each of the other Documents to which it is a party and to observe and perform the provisions of each in accordance with its terms.

         13.1.6 Validity of Documents and Enforceability - Assuming due execution by parties thereto other than the Borrower, and each Guarantee Subsidiary, as the case may be, this Agreement, or its Guarantee, as the case may be, constitutes valid and legally binding obligations of the Borrower, or its Guarantee Subsidiary, as the case may be, enforceable against it in accordance with its terms. Neither the execution and delivery thereof nor compliance with the terms and conditions hereof:

         (a) will result in a violation of the articles or the by-laws of the Borrower, or its Guarantee Subsidiary, as the case may be, or any resolutions passed by the Board of Directors or shareholders of the Borrower, or any Guarantee Subsidiary, as the case may be, or any applicable law, rule, regulation, order, judgment, injunction, award or decree; or

         (b) will result in a breach of, or constitute a default under, any loan agreement, indenture, trust deed or any other agreement or instrument to which the Borrower, or any Guarantee Subsidiary, as the case maybe, is a party or by which it is bound and which breach or default would, or could be reasonably expected to, have a Material Adverse Effect; or

         (c) requires any approval or consent of any government authority or agency having jurisdiction except such as has already been obtained.

         13.1.7   Approvals -

         (a) No authorizations, approvals or consents of, and no filings, or registrations with, any governmental or regulatory authority or agency or any other Person are necessary for the execution, delivery or performance by the Borrower of the Documents, to which it is a party, or for the validity or enforceability thereof, or for the perfection of the Liens intended to be created by the Security Documents, to which it is a party, except, in the case of the General Security Agreement, the filing of a financing statement in the appropriate governmental offices of the Province of Alberta; and

         (b) No authorizations, approvals or consents of, and no filings, or registrations with, any governmental or regulatory authority or agency or any other Person are necessary for the execution, delivery or performance by the Guarantee Subsidiary, of the Documents to which it is a party, or for the validity or enforceability thereof, or for the perfection of the Liens intended to be created by the Security Documents to which it is a party except, in the case of the Guarantee Collateral Security Agreement, the filing of a financing statement in the appropriate governmental offices of the State of Texas (and such other States as may be appropriate).

         13.1.8 Tax Examinations - All deficiencies which have been asserted against the Borrower or any of the Borrower's Subsidiaries as a result of any federal, provincial, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and no issue has been raised by any taxing authority in any such examination which, by application of similar principles, could reasonably be expected to result in assertion by such taxing authority of a material deficiency for any other year not so examined which has not been reserved for in the Borrower's consolidated financial statements to the extent, if any, required by GAAP. Except as permitted pursuant to Section 14.1.9, neither the Borrower nor any of the Borrower's Subsidiaries anticipates any tax liability with respect to the years which have not been closed pursuant to applicable law that will have or could reasonably be expected to have a Material Adverse Effect.

         13.1.9 Tax Returns - The Borrower, and each Guarantee Subsidiary, as the case may be, has filed all tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower, and each Guarantee Subsidiary, as the case may be. The charges, accruals and reserves on the books of the Borrower in respect of taxes and other governmental charges are, in the opinion of the Borrower adequate.

       13.1.10 Taxes Paid - All tax returns and reports of the Borrower and its Subsidiaries required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges upon the tax returns and reports of the Borrower and its Subsidiaries and upon their respective property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid except those items which are being contested in good faith and have been reserved for in accordance with GAAP. The Borrower has no knowledge of any proposed tax assessment against the Borrower or any of its Subsidiaries that will have or could reasonably be expected to have a Material Adverse Effect.

       13.1.11 Titles and Liens - The Borrower has good and merchantable title to each of the properties, assets and undertakings and all such properties, assets and undertakings are free and clear from all Liens other than Permitted Encumbrances, Minor Title Defects and the security granted pursuant to the Security Documents.

       13.1.12 Security Documents - The Security Documents, when duly executed, recorded and delivered, will create a first, prior and recorded lien and charge in favor of the Bank in the Collateral as security for the payment of the Obligations, subject to no subordinated, equal or prior lien or charge, other than the Permitted Encumbrances.

       13.1.13 Purchase Agreement - The Borrower has heretofore furnished to the Bank a true and complete copy of the Purchase Agreement as it is in effect on the date hereof.

       13.1.14 Non-Default - No Event of Default or Major Change in Ownership and no event in respect of any agreement, undertaking or instrument to which the Borrower or any Subsidiary is a party or to which the Borrower, any Subsidiary, or any of their respective assets may be subject has occurred which constitutes or which, with the giving of notice, lapse of time or other condition, would constitute a Major Change in Ownership or an Event of Default or which would or could reasonably be expected to have a Material Adverse Effect.

       13.1.15 Financial Condition - The Borrower's 2002 Financial Statements fairly present the financial condition of the Borrower as at the date thereof and the results of the operations of the Borrower for the period then ending, and have been prepared in accordance with GAAP, consistently applied, except as otherwise noted therein, and no event has occurred which could reasonably be expected to have a Material Adverse Effect.

       13.1.16    Borrower's Interim Financial Statements  -

         (a) The Borrower's January 31, 2003 Unaudited Balance Sheet fairly presents the financial condition of the Borrower as at the date thereof, all in accordance with GAAP, consistently applied, except as otherwise noted, and no event has occurred which could reasonably be expected to have a Material Adverse Effect; and

         (b) Borrower's March 31, 2003 Unaudited Financial Statements fairly present the financial condition of the Borrower as at the date thereof and the results of the operations of the Borrower for the period then ending, all in accordance with GAAP, consistently applied, except as otherwise noted, and no event has occurred which could reasonably be expected to have a Material Adverse Effect

       13.1.17 Pro Forma Financial Statements - The combined, projected pro forma balance sheet, income statements and statements of cash flow of the Borrower and its Subsidiaries, copies of which are attached hereto as Schedule J to this Agreement, present on a pro forma basis the financial condition of the Borrower and such Subsidiaries to December 31, 2003, and reflect on a pro forma basis those liabilities reflected in the notes thereto and resulting from consummation of Purchase Agreement and the other transactions contemplated by this Agreement, and the payment or accrual of all transaction costs payable on the Closing Date with respect to any of the foregoing. The projections and assumptions expressed in the pro forma financials referenced in this Section were prepared in good faith and represent management's opinion based on the information available to the Borrower at the time so furnished and, since the preparation thereof and up to the

                  Closing Date, there has occurred no change in the business, financial condition, operations, or prospects of the Borrower or any of its Subsidiaries, or the Borrower and its Subsidiaries taken as a whole which has had or could reasonably be expected to have a Material Adverse Effect.

       13.1.18    Securities Activities - Neither the Borrower nor any of its
                  Subsidiaries:

         (a) is in violation of any securities laws to which it or its activities are subject; and

         (b) is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock (as that expression is defined in Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks, non-banks and non-broker lenders for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System). Margin Stock constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

       13.1.19 Absence of Litigation - Except as set forth in Schedule N (the "DISCLOSED LITIGATION"), there is no action, suit, proceeding, arbitration or, to the Borrower's knowledge, investigation before or by any Governmental Authority or private arbitrator pending or, to the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries or any property of any of them. Neither any of the Disclosed Litigation nor any action, suit, proceeding, arbitration or investigation which has commenced since the Closing Date (or the most recent update of the Disclosed Litigation) (i) challenges the validity or the enforceability of any material provision of the Transaction Documents or (ii) has or could reasonably be expected to have a Material Adverse Effect Neither the Borrower nor any of its Subsidiaries is (x) in violation of any applicable Requirements of Law which violation will have or could reasonably be expected to have a Material Adverse Effect, or (y) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have or could reasonably be expected to have a Material Adverse Effect.

       13.1.20 Loss Contingencies - There is no material loss contingency within the meaning of GAAP which has not been reflected in the consolidated financial statements of the Borrower prepared and delivered pursuant to Section 14.1.6 for the fiscal period during which such material loss contingency was incurred.

       13.1.21 No Undisclosed Liabilities - Except as set forth in Schedule L hereto, neither the Borrower nor its Subsidiaries has any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) except for liabilities or obligations reflected or reserved against in the Borrower's 2002 Financial

                  Statements and liabilities and obligations not required by GAAP, to be disclosed in the Borrower's 2002 Financial Statements.

       13.1.22    Solvency - After giving effect to:

         (a) the Loans to be made on the Closing Date or such other date as Loans requested hereunder are made,

         (b) the other transactions contemplated by this Agreement, the Security Documents and the Purchase Agreement, and

         (c) the payment and accrual of all transaction costs with respect to the foregoing, and

         (d) the distribution of the proceeds of each of Facility A and Facility B to Telvent, the Borrower and its Subsidiaries taken as a whole are Solvent.

       13.1.23 Capital Structure - All of the issued and outstanding Voting Shares of the Borrower are held by Telvent and all of the issued and outstanding Voting Shares of the Guarantee Subsidiary are held by the Borrower.

       13.1.24 Employee Commitments - Neither the Borrower, nor any Subsidiary is a party to or bound by any written or oral pension, employee benefit agreement or other agreement with or respecting employees or is bound by or obligated to make any contributions under any pension plan or arrangement or any retirement income plan, deferred profit sharing plan or similar plan or arrangement, or any plan, program or other arrangement providing for medical services or coverage, dental care and life insurance which creates any obligations or commitments substantially different from those set for in
                  Schedule 4.14.1 to the Purchase Agreement.

       13.1.25 Collective Agreements - Neither the Borrower nor any of its Subsidiaries is subject to any union or other collective bargaining agreements with respect to any of its employees.

       13.1.26 Guarantees - Except as set forth in Schedule P hereto neither the Borrower nor any Subsidiary (except as herein provided) is a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any person or other entity.

       13.1.27    Intellectual Property  -

         (a) Except as set for in Schedule 4.19.6 to the Purchase Agreement (the "PURCHASE AGREEMENT INTELLECTUAL PROPERTY SCHEDULE"), the Borrower and its Subsidiaries are the exclusive owners of all right, title and interest in and to, and have good and marketable title to, the specific Intellectual Property listed in the Purchase Agreement Intellectual Property Schedule, free and clear of any Liens.

         (b) Except as set forth in the Purchase Agreement Intellectual Property Schedule all licenses or other rights or permission to use and which are material for the business of the Borrower or its Subsidiaries have been obtained by the Borrower and its Subsidiaries to any Third Party Intellectual Property (defined below) used by the Borrower and its Subsidiaries in their businesses.

         (c) Except as set forth in the Purchase Agreement Intellectual Property Schedule each item of Intellectual Property owned or used by the Borrower and its Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by such Companies (as defined in the Purchase Agreement) on substantially the same terms and conditions immediately subsequent to the Closing hereunder.

         (d) Except as set forth therein, the Purchase Agreement Intellectual Property Schedule sets forth all registrations and applications therefore currently issued or pending in any jurisdiction for the Intellectual Property owned by the Borrower and its Subsidiaries, including registration or application numbers therefor and the jurisdiction in which registration or application has been obtained or made (collectively referred to herein and hereinafter as "REGISTERED INTELLECTUAL PROPERTY").

         (e) To the best knowledge of the Borrower and except as set forth therein, the Purchase Agreement Intellectual Property Schedule sets forth a true and complete list of all Registered Intellectual Property that is owned by the Borrower and its Subsidiaries and the Registered Intellectual Property is valid, subsisting, and unexpired.

         (f) For the purposes of this Agreement "Third Party Intellectual Property" means any intellectual property rights of any Person other than Borrower and its Subsidiaries, including any patent, industrial design, copyright, moral right, trademark or service mark (including any logo, design, business name, trade name or the like), mask work, trade secret, confidential information, right of privacy, data right, or any other analogous intangible proprietary right, whether registered or unregistered, anywhere in the world.

         (g) Except as set forth in the Purchase Agreement Intellectual Property Schedule, and to the best of the knowledge of the Borrower, neither the Borrower nor any of its Subsidiaries has separately or together, infringed upon or misappropriated any Third Party Intellectual Property.

         (h) Except as set forth in the Purchase Agreement Intellectual Property Schedule, none of the Borrower or its Subsidiaries has ever received any written complaint, claim, demand, or notice that remains unresolved and that:

                  (i) alleges that the Borrower or its Subsidiaries has infringed or misappropriated any Third Party Intellectual Property; or

                  (ii) seeks to restrict in any manner the use, transfer, or licensing of any Intellectual Property owned by Borrower or its Subsidiaries.

         (i) To the best of the knowledge of the Borrower and its Subsidiaries, and except as provided in the Purchase Agreement Intellectual Property Schedule, no third party to Borrower or its Subsidiaries has infringed upon or misappropriated any Intellectual Property rights owned by the Borrower or its Subsidiaries.

         (j) Except as otherwise set forth in the Purchase Agreement Intellectual Property Schedule with respect to each item of Intellectual Property identified therein:

                  (i) where the item is Registered Intellectual Property, the item remains pending or in force (as the case may be) with all maintenance fees and renewal fees that have fallen due on or prior to the Closing Date having been paid in a timely fashion;

                  (ii) the item is not subject to any outstanding injunction, judgment, order, decree, or ruling by a Court of competent jurisdiction limiting its use by the Borrower or its Subsidiaries (except for Registered Intellectual Property to the extent pending or registered in any government patent or trademark office, as the case may be); and

                  (iii) no action, suit, proceeding, hearing, complaint, written claim, or written demand is pending or, to the best of the knowledge of the Borrower and its Subsidiaries, is threatened which challenges the subsistence, existence, validity, enforceability, use, or ownership of the item provided that nothing in this term extends to the prosecution of any Registered Intellectual Property to the extent pending or registered in any government patent or trademark office, as the case may be.

         (k) Except as set forth therein, the Purchase Agreement Intellectual Property Schedule identifies each license, sublicense, agreement or permission to use any Third Party Intellectual Property which is material for the business of the Borrower and its Subsidiaries other than off the shelf or similar Software and to the best of the knowledge of the Borrower and its Subsidiaries the Purchase Agreement Intellectual Property Schedule identifies each license, sublicense, agreement or permission to use any Third Party Intellectual Property which are material for the business of the Borrower and its Subsidiaries for off the shelf or similar Software. With respect to each such license, sublicense, agreement or permission:

                  (i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable against the Borrower and its Subsidiaries, respectively, and in full force and effect;

                  (ii) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable against the Borrower and its Subsidiaries, respectively, and in full force and effect on essentially the same terms following the Closing Date;

                  (iii) none of the Borrower nor its Subsidiaries and to the best of the knowledge of the Borrower and its Subsidiaries, no other party to the license, sublicense, agreement, or permission is in breach or default, and, to the best of the knowledge of the Borrower and its Subsidiaries, no event has occurred which with notice or lapse of time would have a Material Adverse Effect or permit termination, modification, or acceleration thereunder; and

                  (iv) except as permitted by the applicable agreement, none of the Borrower or its Subsidiaries has granted any sublicense or similar right with respect to the listed license , sublicense, agreement, or permission.

         (1) Except as set forth therein, the Purchase Agreement Intellectual Property Schedule sets forth all material products that are licensed or sold by the Borrower and its Subsidiaries to unrelated third parties and which are or include either Software and/or Databases owned by any of the Borrower or its Subsidiaries and identifies specifically under separate headings in respect of the foregoing: (A) Software as to which the source code is owned by the Borrower and its Subsidiaries ("OWNED SOFTWARE"), (B) third party Software which is licensed to each or any of the Borrower and its Subsidiaries and as to which the Borrower or its Subsidiaries are in possession of the source code; (C) third party Software which is licensed to any of the Borrower or its Subsidiaries but as to which the Borrower or its Subsidiaries do not have possession of the source code and which is bundled with or embedded in the Owned Software pursuant to reseller agreements; (D) third party Software purchased by or licensed to each or either Company solely for resale or sublicense to its customers other than off the shelf or similar Software;
                  (E) third party Software not owned by the Borrower or its Subsidiaries but in which the Borrower or its Subsidiaries has any use, possessory or proprietary rights other than as set forth in clauses A) through D), above (such material Software described in the foregoing subsections B) through E) being referred to collectively as the "THIRD-PARTY SOFTWARE"); and
                  (F) all material Software development projects undertaken by the Borrower and its Subsidiaries, in whole or in part, within the past two years with persons other than employees, together with an identification of the persons undertaking such projects. In this Section a reference to "source code" means a human readable version of any Software owned by one or both of the Companies that is not routinely or regularly provided to end users. With respect to the Owned Software and except as set forth separately in the Purchase Agreement Intellectual Property Schedule:

                  (i) the Borrower or its Subsidiaries have the sole and exclusive right to use the Owned Software, free and clear of any Encumbrances, except rights to market and/or use the Owned Software granted by the Borrower or its Subsidiaries to customers thereof pursuant to license agreements or sales, marketing, distributorship, agency, representative and value-added reseller agreements made with third parties with respect to the sale or sublicensing by the third party of any of the products of the Borrower and its Subsidiaries and which were entered into in the normal course of business;

                  (ii) the source code with respect to the Owned Software is not in the possession of any party other than the Borrower or its Subsidiaries and has been maintained as confidential by the Borrower and its Subsidiaries; and

                  (iii) no contractual rights in favor of any party to any Software owned by the Borrower and its Subsidiaries (including Software which is the subject of escrow, payment terms or similar arrangements) will be immediately triggered or otherwise immediately materially adversely affected by the transactions contemplated hereby.

         (m) Except as set forth in the Purchase Agreement Intellectual Property Schedule, neither the Borrower nor its Subsidiaries has granted any exclusive license with respect to, any Intellectual Property of Borrower or its Subsidiaries to any third party. Except as set forth in the Purchase Agreement Intellectual Property Schedule, to the best knowledge of the Borrower and its Subsidiaries they have in the past 365 days immediately preceding the Closing Date (the "QUIET PERIOD"), by way of agreement or assignment made, entered into, prepared or executed in said Quiet Period, transferred ownership to any Intellectual Property that was owned by the Borrower or its Subsidiaries to a third party.

         (n) Except as set forth in the Purchase Agreement Intellectual Property Schedule to the best knowledge of the Borrower and its Subsidiaries no material Trade Secrets are in the possession of any party other than the Borrower and its Subsidiaries except pursuant to license or confidentiality agreements signed by such other party and all material Trade Secrets have been maintained as confidential by the Borrower and its Subsidiaries.

       13.1.28 Insurance - Schedule M to this Agreement accurately sets forth as of the Closing Date all insurance policies and programs currently in effect with respect to the respective properties and assets and business of the Borrower and its Subsidiaries, specifying, for each such policy and program, (A) the amount thereof, (B) the risks insured against thereby, (C) the name of the insurer and each insured party thereunder, (D) the policy or other identification number thereof, (E) the expiration date thereof, and (F) any reserves relating to any self-insurance program that is in effect. Such insurance policies and programs reflect coverage that is reasonably consistent with prudent industry practice, and shall include, without limitation, property and liability (and, if appropriate, business interruption) insurance.

       13.1.29    Environmental Compliance - Except as described in Schedule
                  4.17 to the Purchase Agreement:

         (a) All of the Borrower's Properties are in a condition that is clean and healthful and free of all Environmental Contamination (including latent Environmental Contamination) or other potentially harmful physical conditions including, without limitation, any patent or latent Environmental Contamination of the atmosphere, air, soil, subsoil, groundwater or surface waters within or adjacent thereto;

         (b) No Hazardous Materials and no other materials intended for use or generated by the Borrower or any of its Subsidiaries have been or are used, stored, treated or otherwise disposed of in violation of Environmental Legislation;

         (c) All Hazardous Materials removed or emitted from the Borrower's Properties were and are documented, transported and disposed of in compliance with all Environmental Legislation;

         (d) No materials including, without limitation, effluents, leachate, emissions or hazardous materials, generated on or emitted from the Borrower's Properties have caused or will cause in whole or in part any Environmental Contamination or injury to any atmosphere, air, soil, subsoil, groundwater, surface water, property or persons, including adjacent property and property through or to which such materials were shipped;

         (e) All of the facilities of the Borrower or any of its Subsidiaries that were or are used by any party for the disposal of solid or other waste have been and are properly permitted and operated in compliance with all applicable laws and regulations and have not produced and do not produce any Environmental Contamination;

         (f) There is no agreement or consent order to which the Borrower or any of its Subsidiaries is a party which relates to any environmental matter, and no such agreement or order is necessary for the continued compliance of the Borrower with applicable Environmental Legislation or any other laws and regulations applicable to the Borrower or any of its Subsidiaries;

         (g) There have been no orders issued, investigations conducted or other proceedings taken or threatened under or pursuant to any Environmental Legislation with respect to the business, assets or undertaking of the Borrower or any of its Subsidiaries. There are no circumstances or events that have any reasonable prospect of resulting in any claim, action or other proceeding with respect to environmental damage or harm or in an order, investigation or other proceeding under or pursuant to the Environmental Legislation. All approvals, permits, certificates, licences, orders-in-council or other actions required under the environmental legislation applicable to the business, assets or undertaking of the Borrower or any of its Subsidiaries and to own and operate the same have been obtained; and

         (h) The use of, and operations relating to the business, assets and undertaking of the Borrower or any of its Subsidiaries do not constitute a nuisance nor has any claim of nuisance been made in respect of such use and operations by any adjoining landowner or other party.

                  SECTION 13.2 NATURE OF REPRESENTATIONS AND WARRANTIES

                  The representations and warranties set out in this Article shall survive the execution and delivery of this Agreement and the making of each Drawdown, notwithstanding any investigations or examinations which may be made by the Bank or counsel to the Bank.

                                   ARTICLE 14
                                    COVENANTS

                  SECTION 14.1 AFFIRMATIVE COVENANTS OF THE BORROWER

                  The Borrower covenants and agrees with the Bank that so long as any amount payable hereunder is outstanding:

       14.1.1 Punctual Payment - The Borrower shall duly and punctually pay the principal of all Loans made to it, all interest thereon and all fees and other amounts required to be paid by the Borrower hereunder at the dates and places, in the currency and in the manner mentioned herein.

       14.1.2 Conduct of Business - The Borrower shall, and will cause its Subsidiaries to, maintain their respective corporate existences in good standing and do or cause to be done all things necessary to keep in full force and effect all properties, rights, franchises, licences and qualifications to carry on business where a failure to do so would have a material adverse effect on the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole.

       14.1.3 Compliance with Laws - The Borrower shall, and shall cause its Subsidiaries to:

         (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, properties, assets or operations of such Person, and

         (b) obtain as needed all permits necessary for its operations and maintain such permits in good standing unless failure to comply or obtain such permits could not reasonably be expected to have a Material Adverse Effect.

       14.1.4 Operation in Accordance with Environmental Legislation - The Borrower shall and shall cause each of its Subsidiaries to, hold, maintain and operate all of its business, assets and undertaking in compliance with all applicable Environmental Legislation.

       14.1.5 Environmental Authorizations - The Borrower shall and shall cause its Subsidiaries to, obtain and maintain in good standing all at all times all permits, licences, consents and approvals required under applicable Environmental Legislation, necessary for the ownership of its assets and undertaking and the conduct of its business.

       14.1.6 Financial Statements and Other Information - The Borrower shall deliver to the Bank:

         (a) Annual Financial Statements - as soon as practicable and, in any event, within 120 days after the end of each of its fiscal years, copies of:

                  (i) its unaudited annual financial statements of the Borrower, and

                  (ii) the unaudited annual financial statements of each of its Subsidiaries, and

                  (iii) the consolidated audited annual financial statements of the Borrower and each of its Subsidiaries,

                  consisting of balance sheets, statements of earnings and retained earnings and statements of cash flow for each such year, expressed in U.S. Dollars, together with the notes thereto and any management report or audit letter, all prepared in accordance with U.S. GAAP consistently applied, except as otherwise noted (and accepted by the Bank), throughout the period and prior periods, together, in the case of the consolidated financial statements, with a report of the auditors of the Borrower;

         (b) Quarterly Financial Statements - as soon as practicable, and in any event within forty five (45) days after the end of each Quarter the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries for such fiscal quarter and cumulatively for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, certified by the chief financial officer of the Borrower on behalf of the Borrower as fairly presenting the consolidated and consolidating financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in accordance with U.S. GAAP, subject to normal year-end audit adjustments, together with:

                  (i)      in comparative form:

                           (A) the corresponding figures as set forth in the budget, if any, delivered pursuant to Subsection 14.1.6(e) for such period, and

                           (B) the corresponding figures of the Borrower and its Subsidiaries for the period ending on the corresponding calendar quarter in the previous fiscal year if such corresponding calendar quarter began after the Closing Date, and

                  (ii) any management discussion and analysis of such financial statements prepared for presentation to the Board of Directors of the Borrower.

         (c) Monthly Financial Statements - commencing as of the first day of the month following the initial Advance, as soon as practicable, and in any event within thirty (30) days after the end of each four-week fiscal period (other than the end of a fiscal quarter), the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income and statement of cash flow of the Borrower and its Subsidiaries for such fiscal period and cumulatively for the period from the beginning of the then current fiscal year to the end of such fiscal period, certified by the chief financial officer of the Borrower on behalf of the Borrower as fairly presenting the consolidated and consolidating financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the fiscal periods indicated in accordance with U.S. GAAP, subject to normal year end adjustments, and in comparative form:

                  (i) the corresponding figures as set forth in the budget delivered pursuant to Subsection 14.1.6(e) for such period, and

                  (ii) the actual financial position of the Borrower and its Subsidiaries for the period ending on the corresponding fiscal period in the previous fiscal year.

         (d) Borrower's January 31, 2003 Audited Balance Sheet - not later than June 30, 2003, the Borrower's January 31, 2003 Audited Balance Sheet.

         (e) Budgets - as soon as practicable and in any event not later than:

                  (i) the Closing Date of the initial Advance hereunder and thereafter not later than sixty (60) days after the beginning of each fiscal year commencing with the fiscal year beginning on January 1, 2003, a copy of the Borrower's fiscal year operating budget for such fiscal year, and

                  (ii) the Closing Date of the initial Advance hereunder and thereafter not later than ninety (90) days after the beginning of each fiscal year commencing with the fiscal year beginning on January 1,2003, a copy of the plan and forecast (including a projected balance sheet, income statement, a statement of cash flow and related footnotes) of the Borrower and its Subsidiaries for the upcoming five (5) fiscal years, in each case prepared in such detail as shall be reasonably satisfactory to the Bank; and

         (f) Other - at the request of the Bank, such other reports, certificates, projections of income and cash flow or other matters affecting the business affairs or financial condition of the Borrower and its Subsidiaries as the Bank may reasonably require and as may reasonably be available and subject to any contractual restrictions regarding confidentiality.

       14.1.7 No Default Certificate - The Borrower shall deliver to the Bank, concurrently with furnishing the financial statements pursuant to clauses 14.1.6(a) and 14.1.6(b), an Officer's Certificate signed by its chief executive officer, president, chief financial officer, treasurer or other responsible officer of the Borrower acceptable to the Bank, certifying that:

         (a) such financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries,

         (b)      no Major Change in Ownership has occurred,

         (c)      no Event of Default has occurred and is continuing,

         (d) the Borrower is in compliance with all covenants, terms and conditions on its part to be performed pursuant to the Purchase Agreement, and

         (e) the Borrower is in compliance with its obligation to provide detailed calculations of its financial covenants to the Bank.

       14.1.8 Compliance with Agreements - The Borrower shall duly perform and meet its obligations and duties under the Purchase Agreement and the Security Documents.

       14.1.9 Taxes - The Borrower shall pay, and cause each of its Subsidiaries to pay when due:

         (a) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and

         (b) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than the Lien hereof and Permitted Encumbrances) upon any of the Borrower's or such Subsidiary's property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto;

                  Provided, However, that no such taxes, assessments and governmental charges referred to in clause 14.1.9(a) above or claims referred to in clause 14.1.9(b) above (and interest, penalties or fines relating thereto) need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

       14.1.10 Insurance - The Borrower shall and shall cause each of its Subsidiaries to, keep insured its business, assets and undertaking in such amounts as the Bank may reasonably require against loss or damage by fire and such other risks as the Bank may from time to time specify, based on the opinion of an independent, recognized insurance broker with experience in arranging insurance for clients in businesses similar to the business of the Borrower, with insurers approved by the Bank. The Borrower shall whenever from time to time requested by the Bank provide the Bank with satisfactory evidence of such insurance and any renewal thereof which shall at all times be subject to mortgage clauses in a form approved by the Bank. Evidence satisfactory to the Bank of the renewal of every policy of insurance shall be left with the Bank at least 7 days before the termination thereof. Each policy of insurance entered into by the Borrower after the date hereof shall be in form and substance acceptable to the Bank and shall not, without the approval of the Bank, be subject to any co-insurance clause.

       14.1.11 Use of Proceeds - The proceeds of the Loan shall be used for general corporate purposes, including, without limitation, to partially finance the acquisition cost of the stock of the Borrower by way of distributions or loans from the Borrower, to Telvent, in an amount up to U.S. $ 28,000,000, or the Equivalent Amount in Canadian Dollars. Borrowings under Facility A will be used for working capital and general corporate purposes and borrowings under Facility B will be used to finance the Deferred Payment amount under the Purchase Agreement and for working capital and general corporate purposes.

       14.1.12 Maintain Business, Assets and Undertaking - The Borrower covenants and agrees with the Holder that the Borrower will hereafter for so long as there are Obligations outstanding, defend title to its assets and undertaking and those of its Subsidiaries against claims and demands of all Persons whomsoever and shall keep and maintain the same in good standing, order, condition and repair, subject to reasonable wear and tear of its assets.

         14.1.13 Rights of Inspection - At any reasonable time and from time to time upon reasonable prior notice, the Borrower shall, and shall cause its Subsidiaries to, permit the Bank or any representative thereof, at the expense and risk of the Bank, to examine the financial records and books of account of the Borrower or any of its Subsidiaries and to visit and inspect the premises and properties of the Borrower or any of its Subsidiaries and to discuss the affairs or finances and accounts of either of the Borrower or any of their respective Subsidiaries with any of the senior officers of the Borrower and as may reasonably be available and subject to any contractual restrictions regarding confidentiality.

       14.1.14 Notice of Major Change in Ownership or Material Default - The Borrower shall deliver to the Bank, forthwith upon becoming aware of any Major Change in Ownership or any material default in the performance of any covenant, agreement or condition contained in this Agreement, an Officer's Certificate specifying the same.

       14.1.15 Discharge Existing Security - The Borrower shall repay all outstanding Indebtedness that is secured by a Lien on the assets or undertaking of the Borrower, other than Indebtedness allowed under Permitted Encumbrances and the Indebtedness created pursuant hereto, and shall discharge any such Lien.

       14.1.16 Registration of Security - The Borrower shall at its sole cost and expense register and renew any registration, filing or recording of the Lien created hereby and by the Security Documents and all instruments collateral, supplemental or ancillary hereto at every office and place where such registrations, filings or recordings may be required or permitted from time to time.

       14.1.17 Further Assurances - The Borrower shall forthwith, and from time to time, hereafter, at its sole cost and expense, do or cause to be done all things and shall execute and register or cause to be executed and registered all public recordations, registrations and filings, security agreements, instruments supplemental hereto, deeds and documents (including without limitation, all Financing Statements, Financing Change Statements), which, in the reasonable opinion of the Bank, are necessary or advisable for giving the Bank (so far as may be possible under the local laws of the places where the assets and undertaking of the Borrower are situated) a valid Lien of the nature and kinds specified in 3.1 hereof, upon any and all undertaking, property or assets, whether now owned or hereafter acquired, to secure payment of moneys intended to be secured pursuant to this Agreement and the Security Documents and for better assuring, mortgaging, pledging, charging, assigning, transferring, hypothecating, granting a security interest in and confirming unto the Bank the such assets and undertaking, and for conferring upon the Bank such power of sale and other powers over such assets and undertaking as are hereby expressed to be conferred.

                  SECTION 14.2 FINANCIAL RATIOS AND COVENANTS

                  The Borrower covenants and agrees with the Bank that the Borrower, together with its consolidated Subsidiaries, as at the end of each successive Computation Period shall have:

                  14.2.1 a ratio of Total Net Debt to EBITDA of not more than 3.00:1.00;

                  14.2.2 Fixed Charge Coverage Ratio of not less than 1.20:1.00; and

                  14.2.3 a minimum Net Income of not less than U.S. $1.00 per year.

                  SECTION 14.3 DETERMINATION AND REPORTING OF BORROWING BASE

                  The Borrower covenants and agrees with the Bank that so long as any amount payable hereunder is outstanding, as soon as practicable after the end of each month, and in any event within 30 days after the end of each month, or more frequently as reasonably required by the Bank if an Event of Default shall have occurred and be continuing, and otherwise as herein provided, the Borrower shall submit to the Bank a Borrowing Base Certificate for the purposes of determining the Borrowing Base, together with such supporting documents as the Bank reasonably deems desirable, all certified as being true and correct by an officer of the Borrower authorized to sign an Officer's Certificate. The Borrowing Base, once so redetermined and accepted by the Bank, shall remain in effect until redetermined pursuant to this Section and so on from time to time. The Borrower may update the Borrowing Base Certificate and supporting documents more frequently than required hereunder and the most recently delivered Borrowing Base Certificate shall be the applicable Borrowing Base Certificate for purposes of determining the Borrowing Base, at any time.

                  SECTION 14.4 NEGATIVE COVENANTS OF THE BORROWER

                  The Borrower covenants and agrees with the Bank that, unless the Bank otherwise consents in writing, so long as any amount payable hereunder is outstanding:

         14.4.1 Nature of Business - The Borrower shall not make any material change in the nature of its business as carried on at the date hereof.

         14.4.2 Negative Pledge - The Borrower shall not, nor will it permit any of its Subsidiaries to, create, issue, incur, assume or permit to exist any mortgage, charge, Lien on any of its undertaldngs or assets, other than Permitted Encumbrances and the Lien of the Security Documents.

         14.4.3 Sale of Assets - The Borrower shall not, except as permitted by the provisions of the Security Documents, sell, lease, assign, transfer or otherwise dispose of (whether in one transaction or in a series of related transactions) all or any portion of the Collateral, other than sales of software licenses and equipment to customers in the ordinary course of business or the sale or disposition of redundant or obsolete equipment.

         14.4.4 Dividends - The Borrower shall not declare or pay any dividends on any of its shares without the prior written consent of the Bank.

         14.4.5 Distributions of Collateral - The Borrower shall not, except as permitted by the provisions of this Agreement and the Security Documents, distribute any of the Collateral to any Person.

         14.4.6 Distributions of Cash - Except as permitted in clause 14.4.12 hereof, and except as otherwise herein specifically provided, the Borrower shall not, without the prior written consent of the Bank, distribute any funds in any form to any Person.

         14.4.7 No Modification to Material Agreement - The Borrower shall not modify any of the terms of the Purchase Agreement or any other agreement to which it is a party which could reasonably be expected to have a Material Adverse Effect without the prior written consent of the Bank, which may be withheld it the sole discretion of the Bank.

         14.4.8 Expenditures - The Borrower shall not make any expenditures for fixed or capital assets in excess of U.S. $1,500,000, or the Equivalent Amount in Canadian Dollars, annually.

         14.4.9 No Dissolution - The Borrower shall not, nor will it permit any Subsidiary to, liquidate, dissolve or wind-up or take any steps or proceedings in connection therewith.

       14.4.10 Indebtedness - Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

                  (a)      the Obligations;

                  (b) Permitted Existing Indebtedness and Permitted Refinancing Indebtedness in respect thereof;

                  (c) Indebtedness in respect of obligations secured by Permitted Encumbrances;

                  (d) subject to the terms of Section 14.4.11, Indebtedness arising from intercompany loans and advances:

                           (i) from any Subsidiary to the Borrower or any wholly-owned Subsidiary or

                           (ii)     from the Borrower to any wholly-owned
                                    Subsidiary;

                           provided, that such Indebtedness shall be expressly subordinate to the payment in full in cash of the Secured Obligations on terms satisfactory to the Bank,

                  (e) Indebtedness with respect to surety, appeal and performance bonds obtained by the Borrower or any of its Subsidiaries in the ordinary course of business, in the aggregate not exceeding U.S. $5,000,000, or the Equivalent Amount in Canadian Dollars, at any one time outstanding; and

                  (f) trade payables incurred in the ordinary course of business and usual payables related to salaries of employees (including amounts payable for services rendered by consultants under contract to the Borrower), and related benefits and source deductions.

       14.4.11 Intercompany Loans - Neither the Borrower nor any of its Subsidiaries shall make any loans to any other Subsidiary of the Borrower except to the extent any such loans shall be evidenced by promissory notes which provide that if any acceleration of the Obligations under this Agreement shall occur, the obligations under such promissory note shall immediately become due and payable without any election or action on the part of such Person.

       14.4.12 Investments - Neither the Borrower nor any of its Subsidiaries shall directly or indirectly make or own any investment except:

                  (a)      Investments in cash and Cash Equivalents;

                  (b) Investments consisting of trade receivables or received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (c) Investments consisting of deposit accounts maintained by the Borrower and its Subsidiaries in the ordinary course of business in connection with its cash management system;

                  (d) Investments consisting of non-cash consideration from a sale, assignment, transfer, lease, conveyance or other disposition of property permitted hereunder or under the Security Documents; and

                  (e)      Investments consisting of:

                           (i) intercompany loans from the Borrower to its Subsidiaries permitted under clause 14.4.11 hereof, and

                           (ii) a one time, demand, non-revolving loan by the Borrower to Telvent in an amount not to exceed U.S.$ 6,100,000, evidenced by a demand promissory note which provides that:

                                    (A)     if any acceleration of the
                                            Obligations under this Agreement
                                            shall occur, the obligations under
                                            such loan shall immediately become
                                            due and payable without any election
                                            or action on the part of such
                                            Person, and

                                    (B)      such promissory note shall be
                                             pledged to the Bank on terms
                                             satisfactory to the Bank, and

                           (iii) Voting Shares and all warrants, options or other rights to acquire Voting Shares (but excluding any debt security that is convertible into, or exchangeable for, Voting Shares), excluding any incentive arrangements or obligations or payments thereunder.

                  SECTION 14.5 SUCCESSOR CORPORATION

                  The Borrower shall not, and shall not permit any Subsidiary to, enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other corporation (herein called a "SUCCESSOR CORPORATION") whether by way of reconstruction, reorganization, recapitalization, consolidation, amalgamation, merger, transfer, sale or otherwise, unless:

         14.5.1 prior to or contemporaneously with the consummation of such transaction the Borrower, or such Subsidiary, as the case may be, and the successor corporation shall have executed such instruments and done such things as, in the opinion of counsel, are necessary or advisable to establish that upon the consummation of such transaction:

         (a) the successor corporation will have assumed all the covenants and obligations of the Borrower, or such Subsidiary, as the case may be, under this Agreement, and

         (b) this Agreement will be a valid and binding obligation of the successor corporation entitling the Bank, as against the successor corporation, to exercise all its rights under this Agreement;

         14.5.2 such transaction shall be on such terms and shall be carried out in such manner as to not be materially prejudicial to the rights and powers of the Bank hereunder; and

         14.5.3 such transaction shall not result in the assets of the successor corporation being subjected to any encumbrances other than Permitted Encumbrances.

                  Wherever the conditions of this Section 14.5 shall have been duly observed and performed the successor corporation shall possess and from time to time may exercise each and every right and power of the Borrower under this Agreement in the name of the Borrower.

                                   ARTICLE 15
                       EVENTS OF DEFAULT AND ACCELERATION

                  SECTION 15.1 EVENTS OF DEFAULT

                  The occurrence of any one or more of the following events (each such event being herein referred to as an "EVENT OF DEFAULT") shall constitute a default under this Agreement:

         15.1.1 if the Borrower defaults in payment of the principal of any Loan when due and payable and such default continues unremedied for four Banking Days after notice of such default by the Bank to the Borrower specifying such default and requiring the Borrower to put an end to the same (which said notice may be given by the Bank, in its discretion);

         15.1.2 if the Borrower defaults in payment of (i) any interest (including, if applicable, default interest) due on any Loan,
                  (ii) any fee with respect to the Bankers' Acceptance, (iii) any Unused Line Fee, or (iv) any other amount payable by either Borrower hereunder when due and payable and such default continues unremedied for four Banking Days after notice of such default by the Bank to the Borrower specifying such default and requiring the Borrower to put an end to the same (which said notice may be given by the Bank);

         15.1.3 if the Borrower or any Guarantee Subsidiary neglects to observe or perform any other covenant or obligation contained in this Agreement, the Documents or the Security Documents (other than a covenant or condition whose breach or default in performance is elsewhere in this Section specifically dealt with) and such default continues unremedied for 15 Banking Days after notice of such default by the Bank to the Borrower specifying such default and requiring the Borrower to put an end to the same;

         15.1.4 if any Guarantee of any Guarantee Subsidiary ceases to be enforceable against the Guarantor thereunder;

         15.1.5 if any Guarantor fails to pay any amount when due under any Guarantee;

         15.1.6 if the Borrower or any Guarantee Subsidiary is at any time not Solvent;

         15.1.7 if in the sole judgment of the Bank, reasonably exercised, any party to the Purchase Agreement fails to fully perform the covenants, terms and conditions on its part to be performed pursuant to the Purchase Agreement which could reasonably be expected to have a Material Adverse Effect, and such failure continues unremedied for 15 Banking Days after notice of such failure by the Bank to the Borrower specifying such failure;

         15.1.8 if one or more events of default as defined in agreements, indentures or instruments evidencing, or under which, any indebtedness for borrowed money of the Borrower or any Guarantee Subsidiary for principal amounts aggregating in excess of U.S. $100,000, or the Equivalent Amount in Canadian Dollars, which are not payable on demand (unless demand has been made therefor), is outstanding and such indebtedness shall be capable of acceleration so that the same shall be or have become due and payable or subject to a right to become due and payable prior to the date on which the same would otherwise become due and payable;

         15.1.9 if a decree or order of a court having jurisdiction in the premises is entered adjudging either Borrower or any Guarantee Subsidiary bankrupt or insolvent, or approving as properly filed a petition seeking the winding up of such party under the Companies' Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or the Winding Up Act (Canada) or any other bankruptcy, insolvency or analogous laws or issuing sequestration or process of execution against, or against any substantial part of the assets of, such party or ordering the winding up or liquidation of its affairs, (or similar process or proceeding in any other jurisdiction) and any such decree or order continues unstayed and in effect for a period of 15 Banking Days;

       15.1.10 if the Borrower or any Guarantee Subsidiary becomes insolvent, makes any assignment in bankruptcy or makes any other assignment for the benefit of creditors, makes any proposal under the Bankruptcy and Insolvency Act (Canada) or any comparable law, seeks relief under the Companies' Creditors Arrangement Act (Canada), the Winding Up Act (Canada) or any other bankruptcy, insolvency or analogous law in any other jurisdiction, is adjudged bankrupt, files a petition or proposal to take advantage of any act of insolvency, consents to or acquiesces in the appointment of a trustee, receiver, receiver and manager, interim receiver, custodian, sequestrator or other Person with similar powers of itself or of all or any substantial portion of its assets, or files a petition or otherwise commences any proceeding seeking any reorganization, arrangement, composition or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar law affecting creditors' rights or consents to, or acquiesces in, the filing of such a petition;

       15.1.11 one or more final judgments for the payment of money in an amount in Canadian Dollars in the aggregate exceeding U.S. $100,000, or the Equivalent Amount in Canadian Dollars, shall be rendered by a court of record against the Borrower or any Guarantee Subsidiary in any jurisdiction or jurisdictions in which any such party has property or assets which are material to the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole and the Borrower or any such Subsidiary shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 30 days from the date of entry thereof, and within said period of 30 days, or such longer period during which execution of such judgment shall have been stayed, appeal such final judgment and cause the execution thereof to be stayed during such appeal;

       15.1.12 if any representation or warranty made by the Borrower in this Agreement, the Documents or any certificate or other document at any time delivered hereunder to the Bank shall prove to have been incorrect or misleading in any material respect in respect of the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole as of the date thereof, which could reasonably be expected to have a Material Adverse Effect;

       15.1.13 if proceedings are commenced for the dissolution, liquidation or winding-up of either Borrower, any of its Guarantee Subsidiaries that are not wholly owned, or for the suspension of the operations of either Borrower or any of its Guarantee Subsidiaries that are not wholly owned unless such proceedings are being actively and diligently contested in good faith;

       15.1.14    if Telvent shall fail to provide funds as contemplated by
                  Section 2.5 hereof; or

       15.1.15 if there are any differences between the Borrower's January 31, 2003 Unaudited Balance Sheet and the Borrower's January 31, 2003 Audited Balance Sheet for any item which could reasonably be expected to have a Material Adverse Effect.

                  SECTION 15.2 ACCELERATION

                  If a Major Change in Ownership or any Event of Default shall occur and be continuing, the entire principal amount of Loans then outstanding and all accrued and unpaid interest thereon and all other payments due hereunder, at the option of the Bank become immediately due and payable with interest thereon, at the rate or rates determined as herein provided, to the date of actual payment thereof, all without notice, presentment, protest, demand, notice of dishonor or any other demand or notice whatsoever, all of which are hereby expressly waived by the Borrower. In such event the Bank may, in its discretion, exercise any right or recourse, or proceed by any action, suit, remedy or proceeding against the Borrower, authorized or permitted by law for the recovery of all the indebtedness and liabilities of the Borrower to the Bank, or any combination of the foregoing, and proceed to exercise any and all rights hereunder and no such remedy for the enforcement of the rights of the Bank shall be exclusive of or dependent on any other remedy but any one or more of such remedies may from time to time be exercised independently or in combination.

                  SECTION 15.3 DEFAULT INTEREST

                  If an Event of Default or a Major Change in Ownership shall occur and be continuing, the Bank may convert, at the Equivalent Amount, if applicable, any or all Canadian Prime Rate Loans, Banker's Acceptances, Letters of Credit, L/C Liabilities or Libor Loans, at any time, to U.S. Base Rate Loans. Interest shall accrue in respect of all Obligations outstanding at that time:

         15.3.1 on each U.S. Base Rate Loan at the Interest Rate then in effect plus 2% per annum; and

         15.3.2 on L/C Liabilities in respect of each Letter of Credit which is denominated in U.S. Dollars, and each Libor Loan, which the Bank has not then converted to a U.S. Base Rate Loan, at the Interest Rate then in effect for U.S. Base Rate Loans plus 2% per annum; and

         15.3.3 on L/C Liabilities in respect of each Letter of Credit which is denominated in Canadian Dollars, Canadian Prime Rate Loan, Banker's Acceptance, which the Bank has not then converted to a U.S. Base Rate Loan, at the Interest Rate then in effect for Canadian Prime Rate Loans plus 2% per annum;

together in each case with interest on all overdue interest at the same rate, from the date of the Event of Default or Major Change in Ownership in the case of each U.S. Base Rate Loan and Canadian Prime Rate Loan outstanding on the such date, or from the date of conversion in the case of any U.S. Base Rate Loan into which a Letter of Credit, L/C Liabilities or Banker's Acceptance is converted under this Section, for so long as such default shall continue, before and after judgment, such interest to be payable on demand.

                  SECTION 15.4 REMEDIES CUMULATIVE AND WAIVERS

                  For greater certainty, it is expressly understood and agreed that the respective rights and remedies of the Bank hereunder or under any other document or instrument executed pursuant to this Agreement are cumulative and are in addition to and not in substitution for any rights or remedies provided by law or by equity; and any single or partial exercise by the Bank of any right or remedy for a default or breach of any term, covenant, condition or agreement contained in this Agreement or other document or instrument executed pursuant to this Agreement shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy or other rights or remedies to which the Bank may be lawfully entitled for such default or breach. Any waiver by the Bank of the strict observance, performance or compliance with any term, covenant, condition or agreement herein contained and any indulgence granted, either expressly or by course of conduct, by the Bank shall be effective only in the specific instance and for the purpose for which it was given and shall be deemed not to be a waiver of any rights and remedies of the Bank under this Agreement or any other document or instrument executed pursuant to this Agreement as a result of any other default or breach hereunder or thereunder.

                  SECTION 15.5 TERMINATION OF BANK'S OBLIGATIONS

                  The occurrence of an Event of Default or a Major Change in Ownership shall relieve the Bank of all obligations to permit any further Drawdowns hereunder.

                                   ARTICLE 16
                             CHANGE OF CIRCUMSTANCES

                  SECTION 16.1 MARKET DISRUPTION

                  In the event that at any time subsequent to the giving of a Drawdown Notice, Rollover Notice or Conversion Notice to the by the Borrower with regard to any Libor Loan but before the date of the Drawdown, Rollover or Conversion, as the case may be, the Bank make a determination, which shall be binding upon the Borrower, that:

         16.1.1 by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the rate of interest with respect to a Libor Loan during the Interest Period selected;

         16.1.2 the making or continuing of the Libor Loan by the Bank has been made impracticable by the occurrence of an event which materially or adversely affects the London interbank market; or

         16.1.3 the cost to the Bank of funding the Libor Loan for the immediately following Interest Period does not accurately reflect the effective cost of the Bank' funding for that Interest Period, then the Bank shall give notice thereof to the Borrower and the Borrower shall, within one Banking Day after receipt of such notice, give the Bank a revised Drawdown Notice or a Conversion Notice, as the case may be, which specifies the Drawdown of a Canadian Prime Rate Loan, a U.S. Base Rate Loan, on the last day of the applicable Interest Period. In the event the Borrower fails to give, if applicable, a Conversion Notice, such Libor Loan shall be converted on the last day of the applicable Interest Period, to the extent possible, into a U.S. Base Rate Loan.

                  SECTION 16.2 CHANGE IN LAW

In the event of any change after the date hereof in any applicable law, rule, guideline, regulation, treaty or official directive (whether or not having the force of law) or in the interpretation or application thereof by any court or by any governmental agency, central bank or other authority or entity charged with the administration thereof in Canada or the United States of America which now or hereafter:

         16.2.1 subjects the Bank to any tax (other than withholding tax) or changes the basis of taxation, or increases any existing tax, on payments of principal, interest, fees or other amounts payable by the Borrower to the Bank under this Agreement (except for taxes on the overall net income of the Bank);

         16.2.2 imposes, modifies or deems applicable any reserve, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by, an office of the Bank; or

         16.2.3 imposes on the Bank or expects there to be maintained by the Bank any capital adequacy or additional capital requirements in respect of any Loans or the Credit Facility hereunder, or any other condition with respect to this Agreement, and the result of any of the foregoing shall be to increase the cost to, or reduce the amount of principal, interest or other amount received or receivable by the Bank hereunder or its effective return hereunder in respect of making, maintaining or funding the Loan under the Credit Facility the Bank shall determine that amount of money which shall compensate the Bank for such increase in cost or reduction in income (herein referred to as "ADDITIONAL COMPENSATION"). Upon the Bank having determined that it is entitled to Additional Compensation in accordance with the provisions of this Section, the Bank shall, within 20 days, so notify the Borrower. The Borrower shall pay to the Bank within 10 Banking Days of the giving of such notice and receipt of the aforementioned certificate the Bank's Additional Compensation calculated to the date of such notification. The Bank shall be entitled to be paid such Additional Compensation from time to time to the extent that the provisions of this Section are then applicable. The Bank shall endeavor to limit the incidence of any such Additional Compensation, including seeking recovery for the account of the Borrower, by appealing any assessment at the expense of the Borrower upon the Borrower's request. The Bank shall eliminate such Additional Compensation should the cause of the same be rescinded, removed, repealed or withdrawn.

                  SECTION 16.3 REPAYMENT OF AFFECTED LOAN

                  Notwithstanding the provisions hereof, if the Bank gives the notice provided for in Section 16.2 with respect to any Loan (an "AFFECTED LOAN"), the Borrower may repay in full without penalty the full amount of the Affected Loan outstanding together with accrued and unpaid interest on the principal amount so prepaid up to the date of such prepayment, such Additional Compensation as may be applicable to the date of such payment and all costs, losses and expenses incurred by the Bank by reason of the liquidation or re-employment of deposits or other funds resulting from the repayment of such Affected Loan or any part thereof on other than the last day of the applicable Interest Period, and upon such payment being made that Bank's obligations to make such Affected Loans to the Borrower under this Agreement shall terminate. The Bank shall prepare a certificate of a duly authorized officer of the Bank setting forth the basis of calculation thereof and such certificate shall be delivered by the Bank to the Borrower. If pursuant to the provisions of this Section or any other provision hereof the Borrower become obliged to pay such Additional Compensation or such costs, losses or expenses, the Bank shall use its best efforts to minimize such Additional Compensation and such costs, losses or expenses.

                  SECTION 16.4 ILLEGALITY

                  If, in Canada or the United States of America the adoption of any applicable law, regulation, treaty or official directive (whether or not having the force of law) or any change therein or in the interpretation or application thereof by any court or by any governmental or other authority or central bank or comparable agency or any other entity charged with the interpretation or administration thereof or compliance by the Bank with any request or direction (whether or not having the force of law) of any such authority, central bank or comparable agency or entity, now or hereafter makes it unlawful or impossible for the Bank to make, fund or maintain a Loan under the Credit Facility or to give effect to its obligations in respect of such Loan, the Bank may, by written notice thereof to the Borrower declare its obligations under this Agreement to be terminated whereupon the same shall forthwith terminate, and the Borrower shall repay within the time required by such law (or at the end of such longer period as the Bank at its discretion has agreed) the principal of the Loan together with accrued interest, such Additional Compensation as may be applicable to the date of such payment and all costs, losses and expenses incurred by the Bank by reason of the liquidation or re-employment of deposits or other funds resulting from the repayment of such Loan or any part thereof on other than the last day of the applicable Interest Period. The Bank shall prepare a certificate of a duly authorized officer of the Bank setting forth the basis of calculation thereof and such certificate shall be delivered by the Bank to the Borrower. If pursuant to the provisions of this Section or any other provision hereof the Borrower becomes obliged to pay such Additional Compensation or such costs, losses or expenses, the Bank shall use its best efforts to minimize such Additional Compensation and such costs, losses or expenses. If any such change shall only affect a portion of the Bank's obligations under this Agreement which is, in the opinion of the Bank severable from the remainder of this Agreement so that the remainder of this Agreement may be continued in full force and effect without otherwise affecting any of the obligations of the Bank or the Borrower hereunder, the Bank shall only declare its obligations under that portion so terminated.

                                   ARTICLE 17
                       COSTS, EXPENSES AND INDEMNIFICATION

                  SECTION 17.1 COSTS AND EXPENSES

                  The Borrower shall pay promptly upon receipt of written notice from the Bank all reasonable Out of pocket costs and expenses in connection with preparation, printing, execution and delivery of this Agreement and the other Documents to be delivered hereunder whether or not any Drawdown has been made hereunder, including, without limitation, the reasonable fees and reasonable out-of-pocket expenses of counsel to the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities under this Agreement and the other documents to be delivered hereunder. The Borrower shall, in addition, pay promptly upon receipt of written notice from the Bank all out of pocket costs and expenses in connection with the Bank's annual collateral field audit expenses in connection with the Credit Facility. Except for ordinary expenses of the Bank relating to the day-to-day administration of this Agreement, the Borrower further agree to pay within 10 Banking Days of demand by Bank all reasonable costs and expenses in connection with the preparation or review of waivers, consents and amendments and questions of interpretation of this Agreement and in connection with the establishment of the validity and enforceability of this Agreement and the preservation or enforcement of rights of the Bank under this Agreement and other documents to be delivered hereunder, including, without limitation, all reasonable costs and expenses sustained by the Bank as a result of any failure by the Borrower to perform or observe their obligations contained in this Agreement and the other documents to be delivered hereunder.

                  SECTION 17.2 INDEMNIFICATION BY TUE BORROWER

         17.2.1 In addition to any liability of the Borrower to the Bank under any other provision hereof, the Borrower and its Subsidiaries shall indemnify the Bank and hold the Bank harmless against any reasonable loss or expense incurred by the Bank to third parties as a result of any failure by the Borrower to fulfill any of its obligations hereunder including, without limitation, any cost or expense incurred by reason of the liquidation or re-employment in whole or in part of deposits or other funds required by the Bank to fund the Bankers' Acceptance or to fund or maintain any Loan as a result of the Borrower's failure to complete a Drawdown or to make any payment, repayment or prepayment on the date required hereunder or specified by it in any notice given hereunder; the Borrower's failure to provide for the payment to the Bank the full principal amount of the Bankers' Acceptance on its maturity date; the Borrower's failure to pay any other amount, including without limitation any interest or fee, due hereunder on its due date; the repayment or prepayment of a Libor Loan otherwise than on the last day of its Interest Period; the provision of funds for any outstanding Bankers' Acceptance before the maturity date of the Bankers' Acceptance; or the Borrower's failure to give any notice required to be given by it to the Bank hereunder.

         17.2.2 The Borrower shall indemnify the Bank and each director, officer, employee and affiliate of the Bank (an "INDEMNIFIED PARTY") in connection with any expenses, losses, claims, damages or liabilities to which any such Indemnified Party may become subject insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or in any way relate or result from the actions of the Borrower or any of its Subsidiaries in connection with the use of Loans, and to reimburse such Indemnified Party for any legal or other expenses incurred in connection with the investigating, defending or participating in any such loss, claim, damage, liability or action. Notwithstanding the foregoing the Borrower shall have no obligation hereunder with respect to indemnified liabilities or expenses arising out of the negligence or willful misconduct of an indemnified party.

         17.2.3 The Bank shall notify the Borrower of any claim to be made by the Bank pursuant to Articles 16 or 17 within a period of one year after the Bank first had knowledge of the facts giving rise to the claim and failing the giving of such notice within such time period the claim shall be extinguished and the Bank shall have no further claim thereon.

                  SECTION 17.3 INTEREST ON UNPAID COSTS AND EXPENSES

                  Subject always to the provisions of Section 15.3 hereof, unless the payment of interest is otherwise specifically provided for herein, where the Borrower fails to pay any amount required to be paid by it hereunder when due having received notice that such amount is due, the Borrower shall pay interest on such unpaid amount from the time such amount is due until paid at an annual rate equal to the Interest Rate then in effect in respect of Canadian Prime Rate Loans, plus 2% per annum as regards amounts denominated in Canadian Dollars and at an annual rate equal to the Interest Rate then in effect in respect of U.S. Base Rate Loans, plus 2% per annum as regards amounts denominated in United States Dollars.

                                   ARTICLE 18
                                     GENERAL

                  SECTION 18.1 EXCHANGE AND CONFIDENTIALITY OF INFORMATION

                  The Bank acknowledges the confidential nature of the financial, operational and other information and data provided and to be provided to them by the Borrower pursuant hereto (the "INFORMATION") and agree to use all reasonable efforts to prevent the disclosure thereof. Notwithstanding the foregoing, the Bank may disclose all or any part of the Information if, in its opinion, such disclosure is desirable or required in connection with any actual or threatened judicial, administrative or governmental proceeding or any investigation by any judicial authority, law enforcement agency or taxation authority, or any other process under which it is legally compelled or otherwise required to make to avoid standing liable for contempt or suffering other material censure or penalty, including any proceeding or investigation under or in respect of any rule or regulation promulgated by any banking regulatory authority, securities regulatory authority, stock exchange or securities commission, and it shall incur no liability in respect of any disclosure of information to any, or pursuant to any such requirement.

                  The Bank agrees with the Borrower, however that it shall endeavor provide the Borrower with notice of any such anticipated disclosure of Information so that the Borrower may, at its sole expense, seek a protective order or other appropriate relief, or waive compliance with the provisions of this Section. If such protective order or other remedy is not obtained or the Borrower waives compliance with this Section, then the Bank will furnish only that portion of the Information which, in its sole opinion, it is legally required to furnish. Notwithstanding the foregoing, the Bank shall not be liable to the Borrower for any failure on the part of the Bank to give notice to the Borrower pursuant to this Section.

                  SECTION 18.2 NOTICE

                  The address for notices of each of the Parties shall be as follows:

TO:  Telvent Canada Ltd.                    Suite 200, 10333 Southport Road S.W. Calgary,
                                            Alberta, T2W 3X6
                                            Attention:   Steve Aasen
                                            and: Cameron Demcoe

                                            Telephone:  (403) 212-2204 (Steve Aasen)
                                            (403) 212-22229 (Cameron Demcoe)

                                            Facsimile:  (403) 212-2450 (Steve Aasen)
                                            (403) 212-2435 (Cameron Demcoe)

TO:  LaSalle Business Credit, a division    Suite 1500 Maritime Life Tower, 79 Wellington
     of ABN AMRO Bank N.V., Canada Branch   Street, P.O. Box 114, Toronto Dominion Centre
                                            Toronto Ontario M5K 1G8
                                            Attention:  Darcy Mack

                                            Telephone:  (416) 367 7967
                                            Facsimile:  (416) 367 7943

WITH A COPY TO:                             135 S. LaSalle Street Chicago, IL 60603
                                            Attention:  Amy Damitio

LaSalle Bank National
Association                                 Telephone:  (312) 904-2743
                                            Facsimile:   (312) 904-0870

                  Each of the Addressees may from time to time change their address for service herein by giving written notice to the other Addressee. Any notice, required or contemplated hereunder, may be served by personal service upon an officer or director of a Addressee or by telecopy, facsimile transmission or mailing the same, except during periods of actual or anticipated postal disruptions, by prepaid registered post in a properly addressed envelope addressed to the Addressee at its address for service hereunder, as the same may be amended from time to time in accordance herewith. Any notice given by service upon an officer or director of a Addressee shall be deemed to be given on the date of such service. Any notice given by mail shall be deemed to be given to and received by the addressee on the fifth Business Day after the mailing thereof. Any notice given by telecopy or facsimile transmission shall be deemed to be given to and received by the addressee on the next Business Day after the sending thereof.

                  SECTION 18.3 GOVERNING LAW

                  This Agreement shall be conclusively deemed to be a contract made under, and shall for all purposes be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada therein applicable to contracts made in and to be wholly performed in such Province, without prejudice to or limitation of any other rights or remedies available under the laws of any jurisdiction where property or assets of the Borrower may be found.

                  SECTION 18.4 CONSENT TO JURISDICTION

         18.4.1 The Borrower hereby irrevocably submits to the jurisdiction of any Alberta court sitting in Calgary in any action or proceeding arising out of or relating to this Agreement and the Security Documents and hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such Alberta court. The Borrower hereby consents to service upon it at its address set out in
                  Section 18.2 of copies of the statement of claim and any process issued in respect of any such action or proceeding. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         18.4.2 Nothing in this Section shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against the Borrower or its property in the courts of other jurisdictions.

                  SECTION 18.5 JUDGMENT CURRENCY

         18.5.1 If for the purpose of obtaining or enforcing judgment against the Borrower or any Subsidiary of the Borrower in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section referred to as the "JUDGMENT CURRENCY") an amount due in Canadian Dollars or United States Dollars under this Agreement, the conversion shall be made at the rate of exchange prevailing on the Banking Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction, including the Province of Alberta, if the courts thereof will give effect to such conversion being made on such date and otherwise on the date on which the judgment is given, (the date as of which such conversion is made pursuant to this Section being hereinafter in this Section referred to as the "JUDGMENT CONVERSION DATE").

         18.5.2 If, in the case of any proceeding in the court of any jurisdiction referred to in Section, there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the Borrower shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Canadian Dollars or United States Dollars, as the case may be, which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

         18.5.3 Any amount due from the Borrower under the provisions of Section shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

         18.5.4 The term "RATE OF EXCHANGE" in this Section means the noon rate of exchange for Canadian interbank transactions in Canadian Dollars or United States Dollars, as the case may be, in the Judgment Currency published by the Bank of Canada for the day in question, or if such rate is not so published by the Bank of Canada, such rate shall mean the simple average of the spot rates quoted for wholesale transactions by LaSalle Bank National Association, in Chicago, Illinois at


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                  approximately noon (Toronto time) on that date in accordance with its normal practice.

                  SECTION 18.6 BENEFIT OF THE AGREEMENT

                  This Agreement shall enure to the benefit of and be binding upon the Borrower and the Bank, and their respective successors and assigns.

                  SECTION 18.7 ASSIGNMENT AND NOVATION

                  The Bank may not, without the prior written consent of the Borrower, assign their respective rights and obligations under this Agreement and novate the assignee into this Agreement, except that the Bank may, in consultation with the Borrower, at any time and from time to time, sell, assign, transfer or otherwise grant an interest in any Loan to a Subsidiary or Affiliate of the Bank.

                  SECTION 18.8 SEVERABILITY

                  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 18.9 WHOLE AGREEMENT

                  This Agreement constitutes the whole and entire agreement between the parties hereto in connection with the borrowings contemplated herein and cancels and supersedes any prior agreements, undertakings, declarations, commitments, representations, written or oral, in respect thereof.

                  SECTION 18.10 AMENDMENTS AND WAIVERS

                  Except as otherwise specifically provided herein, any provision of this Agreement may be amended only by the Borrower and the Bank in writing and may be waived only if the Bank so agrees in writing. Any such waiver and any consent by the Bank under any provision of this Agreement may be given subject to any conditions thought fit by the Bank. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.

                  SECTION 18.11 FURTHER ASSURANCES

                  The Borrower, and the Bank shall promptly cure any default by it in the execution and delivery of this Agreement to which it is a party. The Borrower, at its expense, shall promptly execute and deliver to the Bank, upon request by the Bank, all such other and further documents, agreements, opinions, certificates and instruments in compliance with, or accomplishment of the covenants and agreements of the Borrower hereunder or more fully to


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state the obligations of the Borrower as set out herein or to make any recording, file any notice or obtain any consent, all as may be reasonably necessary or appropriate in connection therewith.

                  SECTION 18.12 BINDING EFFECT

                  This Agreement shall become effective when it shall have been executed by the Borrower and the Bank and thereafter shall be binding upon and enure to the benefit of the Borrower and the Bank and their respective successors and assigns. The Borrower shall not assign its rights and obligations hereunder or any interest herein without the prior consent of all the Bank.

                  SECTION 18.13 TIME OF TEE ESSENCE

                  Time shall be of the essence of this Agreement.

                  SECTION 18.14 COUNTERPARTS

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                  IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement as of the date first above written.


TELVENT CANADA LTD.                      LASALLE BUSINESS CREDIT, A
                                         DIVISION OF ABN AMRO BANK N.V.,
                                         CANADA BRANCH

/s/ Cameron Demcoe                       /s/ Keith Hughes
------------------------------------     -------------------------------------
Cameron Demcoe                           Keith Hughes
------------------------------------     -------------------------------------
(Name)                                   (Name)
Corporate Secretary                      Senior Vice President
------------------------------------     -------------------------------------
(Title)                                  (Title)


/s/ Steve Aasen                          /s/ Darcy Mack
------------------------------------     -------------------------------------
Steve Aasen                              Darcy Mack
------------------------------------     -------------------------------------
(Name)                                   (Name)
Vice President Business Controls         Vice President, Asset Based Lending
------------------------------------     -------------------------------------
(Title)                                  (Title)


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